SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|X|  Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                  BEL FUSE INC.

--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|    No fee required.

|_|    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1)    Title of each class of securities to which transaction applies:
              ------------------------------------------------------------------
       (2)    Aggregate number of securities to which transaction applies:
              ------------------------------------------------------------------
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
              ------------------------------------------------------------------
       (4)    Proposed maximum aggregate value of transaction:
              ------------------------------------------------------------------
       (5)    Total fee paid:
              ------------------------------------------------------------------

|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
                  --------------------------------------------------------------
         (2)      Form, Schedule or Registration Statement No.:
                  --------------------------------------------------------------
         (3)      Filing Party:
                  --------------------------------------------------------------
         (4)      Date Filed:
                  --------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                       OF

                              B E L F U S E I N C.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Bel Fuse Inc. will be held at the Newark Airport Hilton Hotel, 1170 Spring Street, Elizabeth, New Jersey 07201, on ________, July __, 1998 at 2:00 p.m. for the following purposes:

          1.   To elect three directors.

          2. To amend the Company's Stock Option Plan to provide for the issuance of an additional 500,000 shares of common stock under the Plan.

          3. To consider a proposal to approve an amendment to Article VI of the Company's Certificate of Incorporation that would (i) authorize a new voting Class A Common Stock, par value $.10 per share, and a new non-voting Class B Common Stock, par value $.10 per share, (ii) increase the authorized number of shares of common stock from 10,000,000 to 20,000,000, consisting of 10,000,000 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock, (iii) establish the rights, powers and limitations of the Class A Common Stock and the Class B Common Stock and (iv) reclassify each share of the Company's issued Common Stock, par value $.10 per share, as one-half share of Class A Common Stock and one-half share of Class B Common Stock.

          4. To consider and act upon other matters which may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on June 9, 1998 as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

                                    By Order of the Board of Directors


                                    ROBERT H. SIMANDL, Secretary



Jersey City, New Jersey
June __, 1998

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                              B E L F U S E I N C.

                                 PROXY STATEMENT

     The following statement is furnished in connection with the solicitation by the Board of Directors of Bel Fuse Inc. ("Bel" or the "Company"), a New Jersey corporation with its principal executive offices at 198 Van Vorst Street, Jersey City, New Jersey 07302, of proxies to be used at Bel's Annual Meeting of Shareholders to be held at the Newark Airport Hilton Hotel, 1170 Spring Street, Elizabeth, New Jersey 07201 on ________, July __, 1998 at 2:00 P.M. This Proxy Statement and the enclosed form of proxy are first being sent to shareholders on or about June __, 1998.

Voting; Revocation of Proxies

     A form of proxy is enclosed for use at the Annual Meeting if a shareholder is unable to attend in person. Each proxy may be revoked at any time before it is exercised by giving written notice to the secretary of the meeting. A subsequently dated proxy will, if properly presented, revoke a prior proxy. Any shareholder may attend the meeting and vote in person whether or not he has previously given a proxy. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the form of proxy. If a proxy is signed but no specification is given, the shares will be voted FOR the Board's nominees to the Board of Directors, FOR approval of the amendment to the Company's Stock Option Plan and FOR approval of the amendment to the Company's Certificate of Incorporation and the reorganization described therein (the amendment to Bel's Certificate of Incorporation and such reorganization are collectively referred to herein as the "Recapitalization").

Proxy Solicitation

     The entire cost of soliciting these proxies will be borne by Bel. In following up the original solicitation of the proxies by mail, Bel may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock held of record by such persons and may reimburse them for their expenses in so doing. If necessary, Bel may also use its officers and their assistants to solicit proxies from the shareholders, either personally or by telephone or special letter.

Vote Required; Shares Entitled to Vote; Principal Shareholders

     The presence in person or by proxy of holders of a majority of the outstanding shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"), will constitute a quorum for the transaction of business at the Company's Annual Meeting. Assuming that a quorum is present, the election of directors will require the affirmative vote of a plurality of the shares of Common Stock represented and entitled to vote at the Annual Meeting, approval of the proposal to amend the Company's Stock Option Plan will require the affirmative vote of holders of a majority of the votes cast thereon at the Annual Meeting, and approval of the proposal to approve the Recapitalization will require the affirmative vote of holders of a majority of the votes cast thereon at the Annual Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those cast "for" or "against" are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the Annual Meeting. Holders of Common Stock are not entitled to cumulative voting in the election of directors.

     Holders of record of the Common Stock at the close of business on June 9, 1998 (the record date fixed by the Board of Directors) will be entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were ____________ shares of Common Stock outstanding and entitled to vote at the meeting. Each such share is entitled to one vote on all matters to come before the meeting.

     The Company's management is not aware of any individual or entity that owned of record or beneficially more than five percent of the Common Stock as of the record date other than Elliot Bernstein, Howard B. Bernstein, Dimensional Fund Advisors Inc. ("Dimensional") and Denver Investment Advisers LLC ("Denver Investment"). Elliot Bernstein is the Chairman of the Board, Chief Executive Officer and a Director of the Company. Howard B. Bernstein is a Director of the Company. The business address of Elliot Bernstein and Howard B. Bernstein is 198 Van Vorst Street, Jersey City, New Jersey 07302. For information regarding the number of shares owned by Elliot Bernstein and Howard B. Bernstein, see "Proposal One-Election of Directors."

     Pursuant to filings made by Dimensional and Denver Investment with the Securities and Exchange Commission, Dimensional and Denver Investment each beneficially owned the following number of shares of the Company's Common Stock as of December 31, 1997 and April 30, 1998, respectively.

Name and Address of                Amount and Nature               Percent of
Beneficial Owner                 of Beneficial Ownership              Class

Dimensional Fund                       388,100(A)                      7.6%
  Advisors, Inc.
1299 Ocean Avenue
11th Floor
Santa Monica, CA  90401

Denver Investment Advisers LLC         522,100(B)                     10.2%
1225 17th Street, 26th Floor
Denver, CO 80202

-----------------
(A) Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 388,100 shares of Bel's Common Stock as of December 31, 1997, all of which shares were owned by advisory clients of Dimensional, no one of which, to the knowledge of Dimensional, owned more than 5% of Bel's outstanding Common Stock. Dimensional disclaims beneficial ownership of all such shares.

(B) Denver Investment, a registered investment advisor, has sole voting power with respect to 451,700 shares of Bel's Common Stock and sole dispositive power with respect to 522,100 shares. Various persons other than Denver Investment have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, Bel's Common Stock.

The information furnished in Notes A and B above is based on filings made by Dimensional and Denver Investment with the Securities and Exchange Commission.

1999 Annual Meeting; Nominations

                  Shareholders intending to present proposals at the 1999 Annual Meeting of Shareholders must deliver their written proposals to the Company no later than February __, 1999 in order for such proposals to be eligible for inclusion in the Company's proxy statement and proxy card relating to next year's meeting.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

     The Company's directors are elected on a staggered term basis, with each class of directors being as nearly equal as possible, and standing for re-election once in each three-year period. At the Annual Meeting, the holders of the Common Stock will elect three directors for three year terms.

     Unless a shareholder either indicates "withhold authority" on his proxy or indicates on his proxy that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election as a director of the persons named in Table I below to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and shall have qualified. Discretionary authority is also solicited to vote for the election of a substitute for said nominees if they, for any reason presently unknown, cannot be candidates for election.

     Table I sets forth the name and age of each of the nominees for election to the Board of Directors, the positions and offices presently held by each such person within Bel, the period during which each such person has served on the Board of Directors of Bel, the expiration of his respective term, the principal occupations and employment of each such person during the past five years, and the number of shares of Bel's Common Stock which he beneficially owned as of May 15, 1998. Table II sets forth comparable information with respect to those directors whose terms of office will continue beyond the date of the Annual Meeting. Unless otherwise indicated, positions have been held for more than five years. Unless otherwise stated in the footnotes following the tables, the nominees and other directors listed in the tables have sole power to vote and dispose of the shares which they beneficially owned as of May 15, 1998.


                                                    TABLE I
                                       NOMINEES FOR ELECTION AS DIRECTOR


                                 Expiration                                          Shares Beneficially Owned
                                     of                                                as of May 15, 1998(A)
                    Director        Term                   Business                     Number          Percent
Name and Age         Since       if Elected               Experience                  of Shares         of Class
------------         ------      ----------               ----------                  ---------         --------

Daniel
Bernstein, 44        1986             2001      President (June 1992 to              230,058(C)          4.4%
                                                Present) of the Company;
                                                Vice  President  and Treas- urer
                                                of the Company  (prior  years to
                                                June 1992); Managing Director of
                                                the Company's  Macau  subsidiary
                                                (1991 to Present)(B).

Peter
Gilbert, 50            1987           2001      Chairman  and  Chief  Executive          1,000                *
                                                Officer    (January   1997   to
                                                Present) and President
                                                and  Chief  Executive   Officer
                                                (prior years  to December
                                                1996)     of    The     Gilbert
                                                Manufacturing Company,
                          a division of Larsdale, Inc.,
                                                Boston, Massachusetts
                                                (manufacturer of electrical
                                                 components).

John S.
Johnson, 68            1996           2001      Independent  consultant  (April        3,800(D)             *
                                                1993 to Present) for various
                                                companies, including the
                                                Company (during 1995); Corporate
                                                Controller  of  AVX  Corporation
                                                (manufacturer    of   electronic
                                                components)   (1978   to   March
                                                1993).


                                                     TABLE II
                                                  OTHER DIRECTORS
                                                                                     Shares Beneficially Owned
                                  Expiration                                          as of May 15, 1998(A)
                   Director           of        Business                               Number           Percent
Name and Age         Since            Term      Experience                           of Shares         of Class

Howard B.
Bernstein, 72         1954          2000        Retired (B).                          280,500(E)             5.4%

John F.
Tweedy, 52            1996          2000       Director of Corporate                     500                *
                                               Communications     of    Standard
                                               Microsystems  Corp.  (supplier of
                                               computer LAN systems)  (July 1995
                                               to     Present);      Independent
                                               consultant (November 1994 to July
                                               1995);    President   and   Chief
                                               Executive  Officer  of  NetVision
                                               Corp.   (developer   of  computer
                                               networking   products)  (November
                                               1993    to     October     1994);
                                               Independent Consultant (June 1993
                                               to November 1993); Corporate Vice
                                               President,  Systems  Engineering,
                                               of  Standard  Microsystems  Corp.
                                               (1988 to June 1993).

Elliot
Bernstein, 74          1949           1999      Chairman of the Board                492,601(F)            9.5%
                                                (June 1992 to Present)
                                                and Chief Executive
                                                Officer    of    the    Company;
                                                President of the Company  (prior
                                                years to June 1992)(B).

Robert H.
Simandl, 69            1967           1999      Secretary of the Company;             3,170(G)               *
                                                Practicing  Attorney;  Member of
                                                the law firm of  Simandl  & Gerr
                                                (January 1992 to January  1995);
                                                member of the law firm of Robert
                                                H.  Simandl,  Counselor  of  Law
                                                (prior years).

-------------


(A)  There were 5,188,745 shares of Common Stock outstanding as of May 15, 1998.

(B) Messrs. Elliot and Howard B. Bernstein are brothers. Daniel Bernstein is Elliot Bernstein's son and Howard B. Bernstein's nephew.

(C) Includes 25,000 shares held by Daniel Bernstein as trustee for his children. Also includes 3,059 shares allocated to Daniel Bernstein in the Company's 401(k) Plan over which he has voting but no investment power.

(D)  Includes 300 shares held by Mr. Johnson as custodian for his grandchildren.

(E) Includes 500 shares held of record by Howard Bernstein's wife. Mr. Bernstein disclaims beneficial ownership of these shares.

(F) Includes 15,000 shares which may be acquired by Elliot Bernstein on or before July 15, 1998 upon the exercise of stock options, 26,800 shares held of record by Elliot Bernstein's wife, 32,600 shares owned by a not-for-profit foundation of which Mr. Bernstein is President and Trustee and 200,000 shares owned by a family partnership of which Mr. Bernstein is the general partner. Also includes an aggregate of 4,631 shares allocated to Elliot Bernstein in the Company's Far East Retirement Plan over which he has voting but no investment power.

(G)  Includes 2,400 shares held of record by Mr. Simandl's wife.

*Shares constitute less than one percent of the shares of Common Stock outstanding.


     The current executive officers and directors of Bel as a group (11 persons) beneficially owned 1,025,416 shares of Common Stock (or 19.6% of the outstanding shares of Common Stock) as of May 15, 1998, including 15,000 shares which may be acquired on or before July 15, 1998 upon the exercise of stock options and 15,714 shares allocated in the Company's 401(k) Plan and Far East Retirement Plan over which they have voting but no investment power.

     Of the shares of Common Stock beneficially owned by the Company's Named Officers (as defined below), the tables above present information regarding the beneficial ownership of the Company's Chairman of the Board and Chief Executive Officer (Mr. Elliot Bernstein) and President (Mr. Daniel Bernstein). The other Named Officers beneficially owned the following number of shares as of May 15, 1998, all of which constituted less than one percent of the shares of Common Stock outstanding: Arnold Sutta, 5,807 shares, including 2,794 shares allocated to Mr. Sutta in the Company's 401(k) Plan over which he has voting but no investment power; Colin Dunn, 2,271 shares, representing shares allocated to Mr. Dunn in the Company's 401(k) Plan over which he has voting but no investment power; and Joseph Meccariello, 417 shares, representing shares allocated to Mr. Meccariello in the Company's Far East Retirement Plan over which he has voting but no investment power.

Summary of Cash and Certain Other Compensation

     The following table sets forth, for the fiscal years ended December 31, 1995, 1996 and 1997, the annual and long-term compensation of the Company's Chief Executive Officer and the four other most highly compensated executive officers of Bel during 1997 (the "Named Officers"):



                           SUMMARY COMPENSATION TABLE

                                                                                  Long-Term Compensation
                                                                                     Awards Securities
Name and                                           Annual Compensation                   Underlying               All Other
 Principal Position            Year            Salary    Bonus        Other (A)       Options/SARs (#)         Compensation (B)

Elliot Bernstein               1997          $350,000      $    --   $     --                --                      $23,756
Chairman and Chief             1996           350,000           --       --                  --                       30,756
Executive Officer              1995           350,000           --       --                  --                       32,621

Daniel Bernstein               1997           173,807       75,000       --                  --                       11,849
President                      1996           148,704       75,000       --                  --                        8,850
                               1995           138,800       10,769       --                  --                        8,873

Arnold Sutta                   1997           122,317        9,420       --                  --                        4,397
Vice President                 1996           121,895        9,420       --                10,000                      4,328
                               1995           116,099        8,971       --                  --                        4,118

Colin Dunn                     1997           142,074       20,769       --                  --                        5,525
Vice President and             1996           134,204       20,269       --                  --                        5,023
Treasurer                      1995           117,776        9,152       --                  --                        4,193

Joseph Meccariello             1997           132,290       31,200     100,906             10,000                      6,611
Vice President                 1996           119,615       20,004      97,957               --                        8,374
                               1995           104,410        7,012      97,025               --                        7,312

---------------
(A) During the periods presented above, no Named Officer received perquisites (i.e., personal benefits) in excess of 10% of such individual's reported salary and bonus, except that Mr. Meccariello received housing allowances of $100,906, $97,957 and $97,025 during 1997, 1996 and 1995, respectively.

(B)  Compensation   reported   under  this   column  for  1997   includes:   (i)
     contributions of $17,500 for Elliot Bernstein and $6,611 for Joseph Meccariello to the Company's Far East Retirement Plan and contributions of $7,849, $4,397 and $5,525, respectively, for Daniel Bernstein, Arnold Sutta and Colin Dunn, respectively, to the Company's 401(k) Plan, to match 1997 pre-tax elective deferral contributions (included under "Salary") made by each Named Officer to such Plans, such contributions being made in shares of the Company's Common Stock, (ii) $4,000 paid to each of Elliot Bernstein and Daniel Bernstein as directors' fees, and (iii) $2,256 paid by the Company as a premium for term life insurance for Elliot Bernstein.

Employment Agreement

         The Company and Mr. Elliott Bernstein have entered into an employment agreement, dated October 29, 1997. Pursuant to his employment agreement, Mr. Bernstein will continue to serve as Chairman of the Board of Bel for on-going three year terms, at a base salary of $350,000 per year. Mr. Bernstein will also be entitled to receive those benefits which he is currently receiving, including health care and insurance benefits. The employment agreement provides that if Mr. Bernstein is disabled and cannot perform his duties under the agreement or if he dies, the Company will continue to pay to Mr. Bernstein or his estate his base salary for the balance of the term in effect at the time of such termination. The employment agreement also contains non-competition provisions which extend during the term of the agreement and for a period of one year following termination of employment.

Stock Option Grants

     The Company maintains a Stock Option Plan (the "Plan") for employees. The options granted under the Plan generally have terms of five years and terminate at or within a specified period of time after the optionee's employment with the Company ends. Options are exercisable in installments determined at the date of grant. For more information concerning the Plan, see Proposal Two. The following table contains information regarding the grant of stock options under the Plan to Joseph Meccariello, the only Named Officer who received a stock option grant during the year ended December 31, 1997:


                                OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                      Individual Grants                                Potential Realizable
                            ----------------------------------------------------------------------
                               Number of       Percent of Total                                          Value at Assumed
                               Securities        Options/SARs                                          Annual Rates of Stock
                               Underlying         Granted to         Exercise or                        Price Appreciation
                              Options/SARs         Employees         Base Price      Expiration         For Option Term (A)
Name                          Granted (#)           in 1997            ($/sh.)           Date           5%($)         10%($)
----                        ---------------     ---------------    ---------------    ----------        -----         ------

Joseph Meccariello.......        10,000              9.5%              $13.25          3/7/2002        $36,607        $80,893



---------------
(A) Amounts represent hypothetical gains that could be achieved if the listed options were exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10%, compounded annually from the date the options were granted to their expiration date, based upon the fair market value of the Common Stock as of the date the options were granted. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent upon the future performance of the Company and overall financial market conditions. There can be no assurance that amounts reflected in this table will be achieved.


Option Exercises and Holdings

     The following table sets forth information regarding stock option exercises by the Named Officers during the year ended December 31, 1997, including the aggregate value of gains on the date of exercise. In addition, the following table provides data regarding the number of shares covered by both exercisable and non-exercisable stock options at December 31, 1997. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of existing options and $19.125, the closing sale price of the Company's Common Stock on December 31, 1997.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES


                              Common         Value realized                                                Value of
                              Shares         (Market Price           Number of Securities                 Unexercised
                             Acquired         on Exercise           Underlying Unexercised               In-the-Money
                                on             Date Less         Options/SARs at Year-End (#)      Options/SARs at Year-End ($)
Name                       Exercise (#)   Exercise Price) ($)  Exercisable     Unexercisable     Exercisable   Unexercisable
----                       ------------   -------------------  -----------     -------------     -----------   -------------

Elliot Bernstein.........       --                   --            15,000          5,000         171,375             57,125
Daniel Bernstein.........       --                   --            15,000          5,000         171,375             57,125
Arnold Sutta.............      2,500             10,000              --            7,500              --             38,437
Colin Dunn...............      3,750             37,500            3,750           3,750          45,469             45,469
Joseph Meccariello.......      2,500             25,391              --           11,250              --             74,531


The Board of Directors; Committees of the Board; Directors' Compensation

     The Company's Board of Directors holds a regular meeting immediately before the Annual Meeting of Shareholders and meets on other occasions throughout the year. During 1997, the Board held four meetings.

     Bel's Board has an Executive Committee, a Compensation Committee and an Audit Committee. The Executive Committee is composed of Elliot Bernstein, Daniel Bernstein and Robert H. Simandl; the Compensation Committee is composed of Daniel Bernstein, Peter Gilbert and Robert H. Simandl; and the Audit Committee is composed of Peter Gilbert and John S. Johnson. The function of the Executive Committee is to act in the place of the Board when the Board cannot be convened. The Compensation Committee is charged with the responsibility of administering the Company's Stock Option Plan and also reviews the compensation of Bel's executive officers. The Audit Committee reviews significant audit and accounting principles, policies and practices, and meets with the Company's independent auditors. During 1997, the Executive Committee held one meeting and the Audit Committee and Compensation Committee each held two meetings.

     In 1997, directors of the Company received an annual retainer of $6,000, $750 for each Board meeting they attended and $500 for each committee meeting which they attended. Directors who are executive officers of the Company will not receive directors' fees otherwise payable to directors of the Company, but will receive an annual retainer of $4,000 if they are directors of the Company's foreign subsidiaries.

     John S. Johnson, a director of the Company, provides consulting services to the Company from time to time. In 1997, fees received by Mr. Johnson for such services were not material.

Performance Graph

     The following graph compares the cumulative total return on a hypothetical $100 investment made at the close of business on December 31, 1992 in (i) Bel's Common Stock, (ii) the NASDAQ Stock Index, and (iii) the NASDAQ Electronic Components Stock Index. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends and increases or decreases in market prices.



                                     12/31/92    12/31/93   12/30/94   12/29/95  12/31/96   12/31/97
BEL FUSE INC.                         100.0       47.9        46.5        59.2     79.6       107.7
Nasdaq Stock Market (US Companies)    100.0      114.8       112.2       158.7    195.2       239.5
Nasdaq Electronic Components Stocks   100.0      137.3       151.7       251.3    434.4       455.4
SIC 3670-3679 US & Foreign


Compensation Committee Report on Executive Compensation

     Decisions on compensation of Bel's executive officers generally are made by the Compensation Committee of the Board of Directors (the "Committee"). Pursuant to Securities and Exchange Commission rules designed to enhance disclosure of corporate policies regarding executive compensation, Bel has set forth below a report submitted by the Committee addressing Bel's compensation policies for 1997 as they affected Elliot Bernstein (the Chief Executive Officer) and the other Named Officers.

     The goals of Bel's compensation policies for executive officers are to provide a competitive level of base salary and other benefits to attract, retain and motivate high caliber personnel.

     The Company's compensation program consists primarily of base salary and long-term incentive awards. In making its compensation decisions, the Committee analyzes the Company's performance, the individual's performance in terms of the fulfillment of responsibilities related to the applicable position, and the individual's contribution to the Company. Mr. Daniel Bernstein, a member of the Committee, did not participate with respect to determinations regarding his own compensation.

     Executive officers receive performance and salary reviews each year. Salary increases are based on an evaluation of the extent to which a particular executive officer is determined to have assisted the Company in meeting its business objectives and in contributing to the growth and performance of the Company.

     The Company and the Chief Executive Officer agreed in each of the last five years that the Chief Executive Officer's salary would not be increased. The salary of Daniel Bernstein, President of the Company, was raised during each of the last three years to reflect Mr. Bernstein's increased responsibilities and his performance of those responsibilities as President of the

Company. Daniel Bernstein also received a bonus in 1997 and 1996 as a result of his performance and that of the Company. In establishing Daniel Bernstein's salary and bonus for 1997, the Compensation Committee also considered a survey of compensation paid to executives with similar positions at comparable companies. Bonuses were granted to the other Named Officers for 1997 and their salaries were increased in 1997 as a result of their individual performance and that of the Company.

     The Company's long-term incentive award program includes the grant of stock options. Stock options only produce value to executives if the price of the Company's stock appreciates, thereby directly linking the interests of executives with those of stockholders. All of the Company's stock options have been granted at exercise prices at least equal to the market price on the grant date. No stock options were granted to the Named Officers during 1997 other than to Mr. Meccariello, in light of the outstanding options previously granted to such persons.

     At December 31, 1997, approximately 53,500 shares of Common Stock remained available for future stock option grants under the Company's Stock Option Plan. In light of the importance of stock options to Bel's compensation program, the Compensation Committee recommended to the Board of Directors, and the Board (subject to shareholder approval) approved, an increase of 500,000 shares in the number of shares authorized for issuance under the Stock Option Plan.

     Pursuant to the Company's domestic 401(k) Plan and Far East Retirement Plan, the Company makes matching contributions of pre-tax elective deferral contributions made by executive officers. The Company's matching contributions are made in shares of Bel's Common Stock. Bel believes that these plans are an important element in executive long-term compensation and foster the retention and motivation of qualified executives.

     During 1993, the Omnibus Reconciliation Act of 1993 was enacted. This Act includes potential limitations on the deductibility of compensation in excess of $1 million paid to the Company's five highest paid officers beginning in 1994. Based on regulations issued by the Internal Revenue Service and an analysis by the Company to date, the Company believes that any compensation realized in connection with the exercise of stock options granted by the Company will continue to be deductible as performance-based compensation. The Committee and the entire Board of Directors will continue to evaluate the impact of this legislation on Bel's compensation program and intends to submit appropriate proposals to stockholders at future meetings if necessary in order to maintain the deductibility of executive compensation.

                                                    Respectfully submitted,


                                                    Robert H. Simandl
                                                    Peter Gilbert
                                                    Daniel Bernstein

Compensation Committee Interlocks and Insider Participation

     Robert H. Simandl served as a member of the Compensation Committee of the Company's Board of Directors during 1997. Mr. Simandl has served as the Company's Secretary for more than the past five years.

     Mr. Simandl and his predecessor firms have served as general counsel to the Company for more than five years. Fees received by Mr. Simandl's firm from the Company during 1997 were not material. The Company will retain Mr. Simandl in 1998.

     Daniel Bernstein served as a member of the Compensation Committee of the Company's Board of Directors during 1997, although he did not participate with respect to determinations regarding his own compensation. Daniel Bernstein has been President of the Company since 1992, served the Company in other capacities in prior years, and has been a director of the Company since 1986.

                                  PROPOSAL TWO

                   AMENDMENT TO STOCK OPTION PLAN TO INCREASE
                          AUTHORIZED SHARES BY 500,000

     The Company's Stock Option Plan (the "Plan") was designed to encourage key employees to acquire a proprietary interest in the Company, to continue their employment with the Company and to render superior performance during such employment. The Plan enables the Company, on or before April 29, 2002, to grant incentive stock options and non-qualified stock options to key employees of the Company and its subsidiaries.

     In April, 1998, Bel's Board of Directors approved an increase in the number of shares of the Company's common stock issuable pursuant to the Plan from 700,000 shares to 1,200,000 shares. If the Recapitalization (see Proposal Three) is approved, the amendment to the Plan provides that the 500,000 additional shares authorized for issuance under the Plan upon the exercise of stock options may be shares of voting common stock (the "Voting Common Stock") or of non-voting common stock ("Non-Voting Common Stock"), or a combination of Voting Common Stock and Non-Voting Common Stock, as the Board of Directors or the Committee administering the Plan may in its discretion determine at the time of each option grant. If the Recapitalization is not approved by the shareholders or effectuated for any reason, the additional shares authorized under the Plan will be shares of the Company's existing Common Stock.

     At December 31, 1997, absent such amendment to the Plan, there were 53,500 shares available for the grant of new options under the Plan. The Board approved the increase in the number of shares covered by the Plan because the Board believes that a stock option program is an important factor in attracting, retaining and motivating key employees who will dedicate their maximum productive efforts toward the advancement of the Company. The Board believes that the amendment increasing the number of authorized shares under the Plan furthers these objectives by assuring continuing availability of stock options in appropriate circumstances.

     The principal aspects of the Plan are summarized below:

Administration

     The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"), which is presently composed of Daniel Bernstein, Peter Gilbert and Robert H. Simandl. The Committee has the power to grant options under the Plan and is charged with general supervision of the Plan.

Eligibility

     All employees of the Company (approximately 1,000 persons as of December 31, 1997) are eligible to receive options under the Plan. As discretion for the grant of options is vested in the Committee, the Company is unable, at the present time, to determine the identity or number of officers and other employees who may be granted options under the Plan in the future. No member of the Committee or non-employee director may be granted an option under the Plan.

Types of Options

     The Committee may designate any option granted as either an incentive stock option or a non-qualified stock option, or the Committee may designate a portion of the option as an incentive stock option and the remaining portion as a non-qualified stock option. Any portion of an option that is not designated as an incentive stock option will be a non-qualified stock option.

Exercise Period

     Subject to modification by the Committee, options are generally exercisable in 25% installments beginning one year after the date of grant and continuing for each of the four years thereafter.

     Unless previously terminated by the Board of Directors, the Plan will terminate in 2002. Such termination will have no impact upon options granted prior to the termination date. The maximum term of all options granted under the Plan is 10 years, provided, however, that any incentive stock option granted to a person who is the beneficial owner of more than 10% of the Company's capital stock shall cease to be exercisable five years after the date such option is granted. The Company has generally granted options with five year terms.

Exercise Price

     The exercise price of all stock options granted under the Plan must be at least equal to the fair market value of the shares underlying the options on the date of grant, provided, however, that if incentive stock options are granted to a person who is the beneficial owner of more than 10% of the Company's capital stock, such options may be granted only at a price of not less than 110% of the fair market value of shares covered by the option. If on the date of grant the Voting Common Stock or Non-Voting Common Stock (the class of stock subject to the option), as the case may be, is listed on a stock exchange or is quoted on the automated quotation system of Nasdaq, the fair market value shall be the closing sale price (or if such price is unavailable, the average of the high bid price and the low asked price) on such date, but if there were no sales on such date or if such stock is neither listed on a stock exchange nor quoted on the automated quotation system of Nasdaq, the fair market value shall be determined in good faith by the Board of Directors in accordance with generally accepted valuation principles and such other factors as the Board of Directors deems relevant. On June __, 1998, the closing sale price of a share of Bel's Common Stock on the Nasdaq National Market was $_____.

Payment

     The purchase price for shares acquired pursuant to the exercise of any option under the Plan is payable in full at the time of exercise. Payment of the exercise price may be made by delivering a certified or bank cashier's check and/or transfer to the Company of shares of capital stock of the Company having a fair market value (as determined by the Board of Directors) on the date of exercise equal to the excess of (i) the purchase price for the shares purchased over (ii) the amount of the certified or bank cashier's check delivered in payment. Payment of the purchase price with shares of Bel's capital stock may result in significant tax advantages for optionees and may enable optionees to limit or avoid out-of-pocket expenditures. The proceeds of the sale of Voting Common Stock or Non-Voting Common Stock under the Plan will constitute general funds of the Company.

Transferability

     Options are not transferable other than by will or the laws of descent and distribution or pursuant to certain domestic relations orders. During the employee's lifetime, an option shall be exercisable only by the employee, and after the employee's death only by the employee's executor, administrator or personal representative.

Termination of Employment

     In the event of termination of employment with the Company because of termination by the Company or a subsidiary without cause, the option will lapse at the earlier of the end of the term of the option or one month after such termination of employment. If any optionee shall cease to be an employee of the Company or any subsidiary because of voluntary termination at the election of the optionee or termination for cause by the Company or such subsidiary, all options shall lapse on the date of termination. In the event of termination due to death or disability, the option shall lapse at the earlier of the end of the term of the option or six months after termination due to such a cause, provided that the Board of Directors shall have discretion to extend the period for the exercising of such option for a period not exceeding six additional months.

Amendment and Termination

     The Board of Directors has the right, at any time, to terminate or amend the Plan; however, no such termination or amendment shall deprive any optionee of any right to exercise any option granted under the Plan once such option has become exercisable or deprive any optionee of any right then accrued by reason of the exercise of an option. In addition, without the approval of the Company's shareholders, no amendment may materially increase the cost of the Plan to the Company.

Shares Subject to the Plan

     Excluding the impact of the proposed amendment to the Plan, a total of 700,000 shares of Common Stock (subject to adjustment as described below) may be issued upon the exercise of options under the Plan. Shares subject to options which lapse may be utilized for subsequently granted options. As of December 31, 1997, 410,100 shares of Common Stock had been issued upon the exercise of stock options under the Plan, options covering an additional 236,400 shares (net of lapsed shares) of Common Stock had been granted and were outstanding, leaving 53,500 shares of Common Stock available (excluding the effect of the amendment described herein) for future grants under the Plan. If the amendment to the Plan is approved by shareholders, an aggregate of 553,500 shares will be available for future grants under the Plan.

Adjustments

     The number of shares available for option grants and the shares covered by options shall be adjusted equitably for stock splits, stock dividends, recapitalizations, mergers and other changes in the Company's capital stock. Comparable changes shall be made to the exercise price of outstanding options. If any option should terminate for any reason without having been exercised in full, the unpurchased shares will again become available for option grants.

Additional Limitation

     No participant may receive incentive stock options that first become exercisable in any calendar year in an amount exceeding $100,000.

Federal Income Tax Consequences

     BECAUSE OF THE COMPLEXITY OF THE FEDERAL INCOME TAX LAWS AND THE APPLICATION OF VARIOUS STATE INCOME TAX LAWS, THE FOLLOWING DISCUSSION OF TAX CONSEQUENCES IS GENERAL IN NATURE AND RELATES SOLELY TO FEDERAL INCOME TAX MATTERS. OPTIONEES ARE ADVISED TO CONSULT THEIR PERSONAL TAX ADVISORS BEFORE EXERCISING AN OPTION OR DISPOSING OF ANY STOCK RECEIVED PURSUANT TO THE EXERCISE OF ANY SUCH OPTION. IN ADDITION, THE FOLLOWING SUMMARY IS BASED UPON AN ANALYSIS OF THE INTERNAL REVENUE CODE

OF 1986, AS AMENDED, AS CURRENTLY IN EFFECT, EXISTING LAWS, JUDICIAL DECISIONS, ADMINISTRATIVE RULINGS, REGULATIONS AND PROPOSED REGULATIONS, ALL OF WHICH ARE SUBJECT TO CHANGE.

     The Internal Revenue Code of 1986, as amended (the "Code"), treats incentive stock options and non-qualified options differently. However, as to both, no income will be recognized to the optionee at the time of the grant of an option, nor will the Company be entitled to a tax deduction at that time.

     Upon the exercise of a non-qualified stock option, the optionee will be subject to ordinary income tax on the excess of the fair market value of the stock on the exercise date over the exercise price. The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee. If shares acquired upon such exercise are held for more than one year before disposition, any gain on disposition of such shares will be treated as long-term capital gain.

     For incentive stock options, there is no tax to an optionee at the time of exercise. However, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taken into account in determining whether the "alternative minimum tax" will apply for the year of exercise. If the shares acquired upon the exercise are held at least two years from the date of grant and one year from the date of exercise, any gain or loss upon the sale of such shares, if held as capital assets, will be long-term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price). Under current law, a capital gain will be taxed at a rate which may be less than the maximum rate of tax on ordinary income. If the two-year and one-year holding period requirements are not met (a "disqualifying disposition"), an optionee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. The remainder of the gain will be treated as long-term or short-term capital gain, depending upon whether the stock has been held for more than twelve months. If an optionee makes a disqualifying disposition, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

     In general, if an optionee in exercising an option tenders shares of Common Stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of an incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the other option, the tender will be a disqualifying disposition of the tendered shares.

     As noted above, the exercise of an incentive stock option could subject the optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the fair market value of the Common Stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of "adjustment" for purposes of determining the alternative minimum tax that may be imposed. As such, this item will enter into the tax base on which the alternative minimum tax is computed, and may therefore cause the alternative minimum tax to become applicable in a given year.

     The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the adoption of the amendment to the Stock Option Plan.

     The Board of Directors recommends a vote FOR the proposal to amend the Company's Stock Option Plan.

                                 PROPOSAL THREE

                          THE RECAPITALIZATION PROPOSAL

General

     At the Annual Meeting, the shareholders of the Company are being asked to consider and act upon a proposal (the "Recapitalization Proposal") to approve and adopt an amendment (the "Amendment") to Article VI of the Company's certificate of incorporation, as heretofore amended (the "Current Certificate"). The Amendment would (i) authorize a new voting Class A Common Stock, par value $.10 per share (the "Class A Common Stock"), and a new non-voting Class B Common Stock, par value $.10 per share (the "Class B Common Stock"), (ii) increase the authorized number of shares of common stock from 10,000,000 to 20,000,000, consisting of 10,000,000 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock, (iii) establish the rights, powers and limitations of the Class A Common Stock and the Class B Common Stock, and (iv) reclassify each share of the Company's issued Common Stock, par value $.10 per share (the "Existing Common Stock"), as one-half share of Class A Common Stock and one-half share of Class B Common Stock. (The Class A Common Stock, the Class B Common
Stock and the Existing Common Stock are sometimes hereinafter referred to collectively as the "Common Stock".) Accordingly, upon the effectiveness of the Recapitalization, each shareholder who owned shares of Existing Common Stock immediately prior to the Recapitalization will own the same number of shares of capital stock after the Recapitalization, one-half of which will be shares of voting Class A Common Stock and one-half of which will be shares of non-voting Class B Common Stock.

     Under the Current Certificate and New Jersey law, the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon is required to approve and adopt the Amendment.

     As of May 15, 1998, Messrs. Howard Bernstein, Elliot Bernstein and Daniel Bernstein (together with (i) members of their immediate families and (ii) trusts and partnerships whose shares of Existing Common Stock, by virtue of their relationships to the individuals named above, are deemed to be beneficially owned by such persons, the "Bernstein Family Group") and other directors and officers of the Company beneficially owned approximately 1,192,611 shares of Existing Common Stock (not including unexercised options), which represented approximately 23.0% of the voting stock of the Company. The members of the Bernstein Family Group intend to vote all of their shares of Existing Common Stock in favor of the Amendment.

     If the Amendment is approved by the Company's shareholders, the Board of Directors intends to file a certificate of amendment to the Current Certificate (the "Certificate of

Amendment") with the Secretary of State of the State of New Jersey. Upon acceptance of filing thereof by the Secretary of State of the State of New Jersey, each share of the Existing Common Stock will, automatically and without the necessity of presenting any stock certificate for exchange, be reclassified as one-half share of Class A Common Stock and one-half share of Class B Common Stock (the time of such reclassification being hereinafter referred to as the "Effective Time"). Fractional shares of Class A Common Stock or Class B Common Stock will not be issued. In lieu thereof, the Company will, as provided below, pay a cash amount to the shareholders otherwise entitled to such fractional shares equal to the total fractional amount represented by such shares times the greater of (i) the average closing price of a share of Existing Common Stock on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") National Market System for the fifteen trading days immediately preceding the date on which the Effective Time occurs, and (ii) the closing price of a share of Existing Common Stock on the NASDAQ National Market System on the trading day immediately preceding the date on which the Effective Time occurs.

     Although the Board of Directors presently intends to file the Certificate of Amendment promptly following approval of the Amendment by the shareholders of the Company, the Board reserves the right not to file the Certificate of Amendment, or to delay doing so, even if the Amendment is so approved.

     As soon as practicable after the effectiveness of the Certificate of Amendment, Continental Stock Transfer & Trust Company, the Company's transfer agent, will mail a letter of transmittal (the "Letter of Transmittal") to each record holder of Existing Common Stock as of the close of business on the date on which the Effective Time occurs. New certificates representing the whole shares of Class A Common Stock and Class B Common Stock into which shares of Existing Common Stock shall have been reclassified will be issued to each such record holder that delivers a properly executed Letter of Transmittal accompanied by one or more certificates representing such shares of Existing
Common Stock. If the aggregate number of shares of Existing Common Stock represented by the certificate(s) delivered by such a record holder is an odd number, then, in lieu of the fractional shares of Class A Common Stock and Class B Common Stock that would otherwise have been issuable, a check for the cash amount indicated above will be issued to such record holder. Shareholders should not submit any certificates representing shares of Existing Common Stock with their proxies and instead should retain them pending the effectiveness of the Certificate of Amendment and the receipt of Letters of Transmittal.

     Under the provisions of the Amendment, the Class A Common Stock will have the rights, powers and limitations now attached to the Existing Common Stock, except as described below under "Description of Class A Common Stock and Class B Common Stock -- Class B Protection." The new Class B Common Stock will have certain special characteristics more fully described below. In particular, the holders of shares of Class B Common Stock will not be entitled to vote such shares on any matters except as provided under the Current Certificate as amended by the Certificate of Amendment (the "Amended Certificate") or as required by law. This will not change the relative voting power or equity of existing shareholders of the Company (except as a result of the treatment of fractional shares), since the Amendment will apply equally to all shareholders in proportion to the number of shares of Existing Common Stock owned by them immediately prior to the Effective Time.

     If implemented, the Recapitalization Proposal will enable the Company to issue and sell additional equity securities for various corporate purposes without diluting the voting power of any existing shareholder and will permit existing shareholders to dispose of up to 50% of their equity holdings in the Company without reducing their current voting position. These and other aspects of the Recapitalization Proposal are described under "Summary of Certain Potential Advantages and Disadvantages of the Recapitalization Proposal" and "Recommendation of the Board of Directors; Reasons for the Recapitalization Proposal." Certain other anticipated effects of the Recapitalization Proposal, including effects on the relative ownership interest and voting power of existing shareholders and on the market prices for the Common Stock, are described under "Certain Effects of the Recapitalization Proposal."

     The Board of Directors recognizes that there may be potential disadvantages to shareholders resulting from the Recapitalization Proposal. See "Summary of Certain Potential Advantages and Disadvantages of the Recapitalization Proposal" and "Certain Potential Disadvantages of the Recapitalization Proposal." In particular, by enabling the Bernstein Family Group and other management shareholders to retain their current voting power even if they should decide to dispose of up to 50% of their equity interest in the Company, the Recapitalization Proposal may continue to limit the possibility of a merger proposal, or of an unsolicited tender offer or proxy contest for the removal of directors, and therefore might deprive shareholders of an opportunity to sell their shares at a premium over prevailing market prices and make it more difficult to replace the Company's current Board of Directors or management. Furthermore, Messrs. Elliot Bernstein and Daniel Bernstein, directors of the Company who approved the Recapitalization Proposal, are also executive officers of the Company and may be deemed to have an interest in the Recapitalization Proposal as a result of the potential anti-takeover effect and other potential effects of the Amendment. See "Interests of Certain Persons." Accordingly, the Board of Directors urges each shareholder to read and review carefully the description of the Recapitalization Proposal set forth in this proxy statement and the exhibits to this proxy statement.

Summary   of   Certain   Potential   Advantages   and   Disadvantages   of   the
Recapitalization Proposal

     Certain potential advantages to the Company and its shareholders of implementing the Recapitalization Proposal, which are more fully discussed on pages __ - __, are summarized as follows:

               o Provides the Company with increased flexibility in the future to issue equity securities (or securities convertible into or exercisable for equity securities) for financings, acquisitions, incentive compensation plans and other proper corporate purposes without diluting the voting power of any existing shareholder. See "Background of the Recapitalization Proposal" and "Recommendation of the Board of Directors; Reasons for the Recapitalization Proposal -- Financing Flexibility."

               o Permits current shareholders of the Company to dispose of up to 50% of their equity holdings in the Company without affecting their relative voting rights. In addition, shareholders could, subject to the requirement in certain cases to purchase a proportionate amount of Class B Common Stock pursuant to the Class B Protection Provisions (see "Description of Class A Common Stock and Class B Common Stock -- Class B Protection"), increase their relative voting power without increasing their equity investment in the Company. See "Recommendation of the Board of Directors; Reasons for the Recapitalization Proposal -- Shareholder Flexibility" and "Certain Effects of the Recapitalization Proposal -- Effects on Relative Ownership Interest and Voting Power."

               o Reduces the risk of an unsolicited takeover that might not be in the best interests of the Company and its shareholders, and the risk of disruption in the continuity of the leadership, involvement and substantial voting interests of the Company's current management. See "Background of the Recapitalization Proposal" and "Recommendation of the Board of Directors; Reasons for the Recapitalization Proposal -- Continuity."

               o Implementation of the Recapitalization Proposal may enhance the Company's ability to attract and retain highly qualified key employees and may enhance existing and potential business relationships. See "Recommendation of the Board of Directors; Reasons for the Recapitalization Proposal -- Key Employees" and "-- Business Relationships" and "Certain Effects of the Recapitalization Proposal -- Effects on Stock Option Plan."

                     The Class B Common Stock has certain terms designed to reduce or eliminate the economic reasons for the Class A Common Stock and Class B Common Stock to trade at materially different market prices. See "Recommendation of the Board of Directors; Reasons for the Recapitalization Proposal" and "Description of Class A Common Stock and Class B Common Stock -- Dividends and Other Distributions" and "-- Class B Protection."

     Certain potential disadvantages to the Company and its shareholders of the Recapitalization Proposal, which are more fully discussed on pages __- __, are summarized as follows:

                  o May inhibit a merger proposal, or an unsolicited tender offer or proxy contest for the removal of directors. See "Certain
         Potential    Disadvantages   of   the   Recapitalization   Proposal --
         Anti-Takeover Effect."

                  o  Enables the  Bernstein  Family  Group and other  management shareholders to sell shares of Class B Common Stock and use the proceeds to purchase additional shares of Class A Common Stock, thereby increasing their relative voting power in the Company. See "Certain Potential Disadvantages of the Recapitalization Proposal -- Anti-Takeover Effect." See "Recommendation of the Board of Directors; Reasons for the Recapitalization Proposal -- Continuity." See "Description of Class A Common Stock and Class B Common Stock -- Class B Protection."

                   o There can be no assurance as to the relative trading prices of the two classes of Common Stock, if issued, or as to the liquidity of such Common Stock as compared to the Existing Common Stock. See "Certain Effects of the Recapitalization Proposal -- Effect on Market Price" and "-- Effect on Trading Market."

                   o The Class B Common Stock may not be used to effect a business combination that would be accounted for using the "pooling of interests" method. See "Certain Potential Disadvantages of the Recapitalization Proposal -- Acquisition Accounting."

                   o Some state securities statutes may restrict an offering of equity securities by the Company or secondary trading of its equity securities.See "Certain Potential Disadvantages of the Recapitalization Proposal -- State Statutes."

                   o May dissuade certain institutional investors that would otherwise consider investing in Common Stock. See "Certain Potential
         Disadvantages  of   the  Recapitalization    Proposal -- Investment  by
         Institutions."

Background of the Recapitalization Proposal

     In recent years, a number of publicly held companies (many of them, like the Company, with a substantial percentage of shareholder voting power held by their founding shareholders and families) have adopted dual-class capital structures. In early 1998, the Company's management and Board of Directors became interested in effecting such a "dual class" structure for the Existing Common Stock in order to provide flexibility in considering, proposing and structuring acquisition and financing transactions to augment the Company's growth.

     During the next several months, the Board undertook to investigate whether adoption of a dual-class capital structure would be in the best interests of the Company and its shareholders. During this period, the Board reviewed similar recapitalizations effected by other public companies, engaged, on a "no-names" basis, in discussions with the NASDAQ Stock Market, Inc. ("NASDAQ") as to whether such a reclassification could be implemented in accordance with applicable rules, and consulted with its legal advisors. The NASDAQ confirmed informally that a dual-class structure could be implemented consistent with applicable regulations.

     At a regular meeting held on April 7, 1998, the Board reviewed and considered materials provided by the Company's legal advisors and, after considerable discussion on the matter, decided to retain a financial advisor to analyze the proposal and its impact on the Company and any potential disparity in the relative prices at which the two classes of stock would trade. Thereafter, the Company's management discussed with representatives of Wharton Valuation Associates, Inc. (the "Financial Advisor") and with the Company's legal advisors the Company's capital structure, the Bernstein Family Group's concerns about voting power dilution resulting from possible issuances of additional voting Common Stock, and possible dual-class capital structures. As a result of such discussions, the Company's management determined that a dual-class structure, subject to applicable regulatory limitations, could offer the Company possible advantages that outweighed the potential disadvantages, and determined to submit such a structure for consideration by the Board of Directors. The Financial Advisor was retained to act as the Company's financial advisor in connection with the Company's proposed reclassification and to advise management and the Board of Directors in connection therewith.

     The Company's management considered as particularly favorable to the Company and its shareholders those attributes of a dual-class capital structure that would provide financing and shareholder flexibility. Management also specifically considered the benefits of such a structure to the Bernstein Family Group and other management shareholders, and the potential anti-takeover effect of such a structure. In this connection, management considered the significant voting power of these shareholders and the possibility that, since the Bernstein Family Group and other members of management could retain such voting power even if they determined to dispose of up to 50% of their equity interest, such persons could be regarded as the primary beneficiaries of such a structure, particularly in view of the fact that the Class B Protection Provisions, which require certain shareholders acquiring 10% or more of the Class A Common Stock to purchase a proportionate amount of Class B Common Stock under certain circumstances, do not apply to any shareholders (alone or together with any affiliate) owning 4% or more of the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock immediately after the Effective Time, which exception is expected to apply to each member of the Bernstein Family Group. See "Description of Class A Common Stock and Class B Common Stock -- Class B Protection".

     Management was also aware of the potential conflicts of interest of the Bernstein Family Group and other management shareholders between, on the one hand, their desire not to lose individual or collective relative voting power as a result of the possible issuance of additional voting Common Stock by the Company or of their disposing of a portion of their Common Stock and, on the other hand, their fiduciary obligations as executive officers and directors of the Company. Management did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in determining to present a dual-class capital structure to the Board of Directors for its consideration but gave significant weight to the financing flexibility and continuity provided by such a structure, while balancing the dilution concerns of the Bernstein Family Group.

     On April 23, 1998, the Board of Directors held a special meeting by telephone, at which time the Board, having previously received drafts of proxy materials prepared by its counsel and the draft opinion to be issued by the financial advisor, reviewed the overall terms of the proposed reclassification. After extensive discussion on the matter, the Board approved the proposed terms of the Recapitalization Proposal, and directed its counsel to seek confirmation from the NASDAQ that such proposed terms would not violate its voting rights policy.

     On May 11, 1998, the Company's legal advisors informed the Board that it had received notification from the NASDAQ that the proposed reclassification would not violate its voting rights policy. Thereafter, at a special meeting held by telephone on May 15, 1998, the Board of Directors, including members of management, having received revised drafts of preliminary proxy materials for implementing the Recapitalization Proposal, reviewed again the draft of the opinion of the financial advisor, which, at the request of the Board, addressed the effects of the Recapitalization Proposal on the market value and liquidity of the Common Stock, the Company's ability to obtain access to the capital markets through future issuances of common equity securities and the anticipated relative trading prices of the voting and non-voting Common Stock. Thereafter, following additional discussion, Messrs. Howard Bernstein, Elliot Bernstein and Daniel Bernstein excused themselves from the meeting and the remaining members of the Board voted to approve the Recapitalization Proposal. The full Board then (a) authorized the filing of preliminary proxy materials with the Securities and Exchange Commission (the "SEC"), (b) determined that implementation of the Recapitalization Proposal is in the best interests of the Company and its shareholders, and (c) voted to approve the Recapitalization Proposal and recommend its approval by the Company's shareholders.

     A summary of the financial advisor's opinion is set forth under "Opinion of the Financial Advisor," and a copy of such opinion is attached as Exhibit B to this proxy statement.

Recommendation of the Board of Directors; Reasons for the Recapitalization Proposal

     The Board of Directors unanimously recommends that shareholders vote "For" the Amendment.

     In reviewing with the Financial Advisor the Company's capital structure, the Board of Directors concluded that the Company's ability to achieve continued growth may require the availability of additional capital for use in financings, acquisitions and incentive compensation plans, and for other proper corporate purposes. The Board also considered management's concern that the issuance of additional amounts of Existing Common Stock would dilute the voting interests of the Company's present shareholders, including the Bernstein Family Group and other officers and directors, who collectively beneficially owned as of May 15, 1998 (including and assuming the exercise of all vested but unexercised options) approximately 23.2% of the Existing Common Stock. The Board believes that the significant voting interest of such shareholders has substantially helped maintain the stability of the Company's management, and that the Company's history of growth, profitability and financial strength is due in large part to the leadership provided by the Bernstein Family Group. The Board also recognizes that such voting interest could have an anti-takeover effect, limiting the opportunities for public shareholders to sell their shares at a premium over prevailing market prices and making it more difficult to replace the current Board of Directors or management of the Company. Accordingly, the Board considered the possibility that the Recapitalization Proposal, by permitting the Bernstein Family Group and other members of management to maintain their significant voting interest in the Company even if they significantly reduce their equity interest, (i) would decrease the risk of an unsolicited takeover attempt that was not in the best interests of shareholders but (ii) would also continue to limit the possibility of a takeover proposal that unaffiliated shareholders might view as being in their best interests. The Board also considered the benefits of the Recapitalization Proposal to the Bernstein Family Group and other management shareholders as a result of their current significant voting power as well as the potential conflict of interest they might face as a result of future needs for additional capital and the dilutive effect any additional issuances of Common Stock would have on their relative voting interests. These and other aspects of the Recapitalization Proposal are more fully described below.

     Of importance to management and the Board of Directors in approving the Recapitalization Proposal was their desire that the Class B Common Stock have certain terms designed to enhance its value for future financing, acquisition, incentive compensation and other proper corporate purposes. In this regard, the Company was advised by the Financial Advisor that, while either class of Common Stock might trade at a premium relative to the other, the non-voting or low-voting common stocks of public companies with dual-class capital structures sometimes trade at a discount from the full-voting common stocks of such companies. In reviewing features included in the dual-class capital structures of other public companies for the Board, the Financial Advisor advised the Board that certain companies that have adopted such structures have included provisions permitting, in the discretion of their respective boards of directors, a higher cash dividend on the non-voting or low-voting stock, as well as provisions protecting the holders of such stock by enabling them to participate in any premium paid for a significant block (10% or more) of the full-voting stock by a purchaser that has not acquired a proportionate share of the non-voting or low-voting stock. The Financial Advisor advised the Board that, while the empirical evidence was limited, such features could possibly minimize any potential discount on the non-voting or low-voting stock. Based on this advice, and on the view of management and the Board of Directors that both a dividend differential on the Class B Common Stock and a protection feature of the type described in favor of the Class B Common Stock could be implemented without having a material adverse effect on the Company, the Recapitalization Proposal was structured to provide that if the Board determines to declare any dividends, the dividend payable on the Class B Common Stock in any year will be at least 5% greater than the dividend payable on the Class A Common Stock and, in addition, to include the Class B protection feature described below under the caption "Description of Class A Common Stock and Class B Common Stock -- Class B Protection." The Board further determined that it would be appropriate for reasons of management continuity to exclude from the Class B Protection provisions acquisitions of shares of Class A Common Stock by a shareholder who, alone or together with any affiliate, owns at the Effective Time at least 4% of the total number of shares of Common Stock then outstanding, since each member of the Bernstein Family Group is expected to fall within such exception.

     The Board of Directors has no present intention to declare any dividends on its Common Stock. The respective amounts of future dividends, if any, to be declared on each class of Common Stock will depend on circumstances existing at the time, including the Company's financial condition, capital requirements, earnings, legally available funds for the payment of dividends and other relevant factors. In addition, the Company is not aware of any interest by any person or group in acquiring any significant amount of Common Stock. There can be no assurance as to the relative trading prices of the Class A Common Stock and Class B Common Stock, if issued.

     In determining whether to approve the Recapitalization Proposal and recommend adoption of the Recapitalization Proposal to the Company's shareholders, the Board of Directors, in the exercise of its fiduciary obligations to the Company's shareholders, considered the potential advantages, disadvantages and effects of the Recapitalization Proposal, which are described herein and under the captions "Certain Potential Disadvantages of the Recapitalization Proposal," "Certain Effects of the Recapitalization Proposal" and "Interests of Certain Persons." The Board gave particular consideration to the potential conflicts of interest of the Bernstein Family Group between (i) their desire not to lose individual or collective relative voting power as a result of the possible issuance of additional voting Common Stock by the Company or of their disposing of a portion of their Common Stock and (ii) their fiduciary obligations as executive officers and directors of the Company. The Board of Directors also considered the advice of its financial and legal advisors, including the written opinion of the Financial Advisor, the text of which is set forth under "Opinion of the Financial Advisor" and a copy of which is attached as Exhibit B hereto. Although the Board discussed whether adoption of the Amendment should be conditioned on approval by a majority of shareholders unaffiliated with the Bernstein Family Group, in addition to the vote required under New Jersey law and the Current Certificate, it determined not to so condition such adoption because the Recapitalization Proposal does not change the relative voting power or equity ownership of any existing shareholder (except as a result of the treatment of fractional shares) and in the opinion of the Financial Advisor should not adversely impact the aggregate market valuation of the Company. For the same reason, the Board did not separately consider the fairness of the Recapitalization Proposal to unaffiliated shareholders or retain an investment banker to opine as to such fairness.

     Financing Flexibility. Implementation of the Recapitalization Proposal would provide the Company with increased flexibility in the future to issue Common Stock in connection with acquisitions and to raise equity capital or issue securities convertible into or exercisable for Common Stock as a means to finance future growth without diluting the voting power of the Company's existing shareholders, including the Bernstein Family Group. The non-voting Class B Common Stock could also be used, rather than the voting Class A Common Stock, for future grants of options or restricted stock under the Company's incentive compensation plans and for other proper corporate purposes. Accordingly, the Recapitalization Proposal will help mitigate any reluctance the Bernstein Family Group and other management shareholders might otherwise have to support the issuance of significant additional shares of Common Stock because of the voting dilution such issuance would entail.

     The Company from time to time considers various acquisition and financing possibilities. In the event the Company determines at any time to proceed with any such acquisition or financing, its current intent is to issue Class B Common Stock to the exclusion of Class A Common Stock, in order to minimize dilution of voting power to existing shareholders.

     Although either the Class A Common Stock or the Class B Common Stock may trade at a premium to the other class of Common Stock, the Amendment will expressly permit, but not require, the Board of Directors to issue, subject to compliance with applicable rules of the NASDAQ and other applicable regulations, either Class A Common Stock or Class B Common Stock even if the consideration that would be obtained by issuing or selling the other class of

Common Stock would be greater. See "Certain Effects of the Recapitalization Proposal -- Effect on Market Price."

     Shareholder Flexibility. Following the implementation of the Recapitalization Proposal, shareholders desiring to maintain their current voting positions will be able to do so even if they decide to sell or otherwise dispose of up to 50% of their equity holdings in the Company. The Recapitalization Proposal thus gives all shareholders, including the Bernstein Family Group and other management shareholders, increased flexibility to dispose of a substantial portion of their equity interests in the Company without affecting their relative voting power. In addition, the Recapitalization Proposal would allow shareholders (subject to the Class B Protection feature, which would require such shareholders (other than the Company and any shareholder owning 4% or more of the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock immediately following the Effective Time) to purchase a proportionate amount of Class B Common Stock under certain circumstances (see "Description of Class A Common Stock and Class B Common Stock -- Class B Protection")) to increase their relative voting power without increasing their aggregate equity holdings in the Company by selling shares of Class B Common Stock and buying shares of Class A Common Stock with the proceeds. See "Interests of Certain Persons" for a discussion of potential effects of the Recapitalization Proposal on the interests of the Bernstein Family Group and other management shareholders. The Company has been informed that it is the Bernstein Family Group's present intention to hold their shares of Class A Common Stock and Class B Common Stock and to sell shares of Class B Common Stock if they sell any shares of Common Stock.

     Continuity. The Company's Board believes that the Company's history of growth, profitability and financial strength over a period of years is due in large part to the continuous, stable leadership provided by the Bernstein Family Group. Implementation of the Recapitalization Proposal should reduce the risk of disruption in the continuity of the Company's management that could otherwise result if the Bernstein Family Group or other management shareholders were to sell a substantial amount of Common Stock, for estate tax, diversification or other reasons. Implementation of the Recapitalization Proposal would allow such shareholders to maintain a significant voting position in the Company even if they should decide to reduce significantly their total equity position. The Recapitalization Proposal may thereby reduce the possibility of a merger proposal, or of an unsolicited tender offer or proxy contest for the removal of directors, and may also reduce the risk that the Company could in the future be compelled to consider a potential acquisition of the Company, which acquisition might not be in the best interests of the shareholders, under circumstances influenced by market anomalies, the financial circumstances of the Bernstein Family Group or other significant shareholders, or third parties that may be anticipating or speculating about such circumstances. The Board of Directors believes such independence to be important to the long-term growth prospects of the Company. See "Certain Potential Disadvantages of the Recapitalization Proposal -- Anti-Takeover Effect."

     Key Employees. The Board of Directors believes that implementation of the Recapitalization Proposal should allow all employees to continue to concentrate on their responsibilities without undue concern that the future of the Company could be affected by possible succession issues or an unsolicited takeover. In addition, the Amendment will provide the Company with increased flexibility in structuring compensation in the future so that key employees may further participate in the growth of the Company. The Board of Directors has amended the Company's Stock Option Plan to provide that, if the Recapitalization Proposal is approved by the shareholders, options granted thereunder may, in the discretion of the Board of Directors, relate solely to shares of Class A Common Stock or to shares of Class B Common Stock, or to a combination of shares of Class A Common Stock and Class B Common Stock. See "Proposal Two - Amendment to Stock Option Plan to Increase Authorized Shares by 500,000." While the Company has not experienced difficulty in attracting or retaining qualified personnel to date, the Board believes that, by reducing the risk of an unsolicited takeover and related uncertainty and by increasing the Company's flexibility in structuring employee compensation, the Recapitalization Proposal may enhance the ability of the Company to attract and retain highly qualified key employees.

     Business Relationships. The Board of Directors believes that implementation of the Recapitalization Proposal may enhance existing and potential business relationships of the Company with parties that may in the future become concerned about a change in control of the Company in the event that the holdings of the Bernstein Family Group or other members of management are diluted. The Board further believes that while the Company has not experienced difficulty in its business relationships to date, the Company may be better able to attract business partners willing to make long-term plans and commitments if it is perceived to be less vulnerable to a takeover or to disruption because of uncertainty concerning its ownership.

Certain Potential Disadvantages of the Recapitalization Proposal

     While the Board of Directors has unanimously determined that implementation of the Recapitalization Proposal is in the best interests of the Company and its shareholders, the Board recognizes that such implementation may result in certain disadvantages, including the following:

     Anti-Takeover Effect. As of May 15, 1998, the Bernstein Family Group beneficially owned (not including unexercised options) shares representing approximately 22.6% of the Existing Common Stock and, consequently, have a substantial voting interest in the Company. The Bernstein Family Group held as of May 15, 1998 currently exercisable options to acquire an additional 15,000 shares of Existing Common Stock. The Bernstein Family Group, together with all other officers and directors, beneficially owned as of such date (not including unexercised options) approximately 23.0% of the Existing Common Stock, and held currently exercisable options to acquire an additional 15,000 shares of Existing Common Stock. See "Continuity." Regardless of whether the Recapitalization Proposal is implemented, all shareholders will maintain their current ability to keep or dispose of their voting position in the Company. Implementation of the Recapitalization Proposal will, however, allow the Bernstein Family Group and other members of management to continue to exercise their current voting power even if they choose to reduce their total equity position by up to 50%. In addition, following implementation of the Recapitalization Proposal, the Bernstein Family Group and other members of management will be able to sell shares of Class B Common Stock and use the proceeds to purchase additional shares of Class A Common Stock, thereby increasing their relative voting power in the Company. The Class B Protection Provisions, which require certain shareholders acquiring 10% or more of the Class A Common Stock to purchase a proportionate amount of Class B Common Stock under certain circumstances, do not apply to any shareholders owning 4% or more of the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock immediately after the Effective Time. See "Description of Class A Common Stock and Class B Common Stock - - Class B Protection". It is expected that each member of the Bernstein Family Group will fall within this exception to the Class B Protection Provisions. Consequently, implementation of the Recapitalization Proposal is likely to continue to limit the possibility of a merger proposal, or of an unsolicited tender offer or a proxy contest for the removal of directors, and thus might deprive shareholders of an opportunity to sell their shares at a premium over prevailing market prices and make it more difficult to replace the current Board of Directors and management of the Company.

     The Company is not aware of any interest by any person or group in obtaining control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise, or in replacing the Company's current Board of Directors or management.

     Increased Availability of Number of Authorized Shares. As of May 15, 1998, there were 10,000,000 shares of Existing Common Stock authorized, of which 5,188,745 shares were outstanding. There were also 1,000,000 shares of preferred stock authorized, none of which were outstanding. If the Amendment is approved by the shareholders, its implementation will result in 20,000,000 shares (in the aggregate) of Class A Common Stock and Class B Common Stock being authorized, of which approximately 2,594,373 shares of Class A Stock and 2,594,372 shares of Class B Stock will be issued and outstanding. The remaining authorized shares of Common Stock will be available for future issuance without any requirement of further shareholder approval, except as may be required by the NASDAQ or by New Jersey law. There will be no change in the number of authorized shares of the Company's preferred stock. As noted above, the number of shares of Class A Common Stock authorized under the Amended Certificate is intended to enable the Company to reserve for issuance upon conversion of the Class B Common Stock under certain specified circumstances the requisite number of shares of Class A Common Stock. The Company intends, if it consummates any acquisition or financing arrangement, to issue shares of Class B Common Stock to the exclusion of shares of Class A Common Stock.

     The Board of Directors believes it desirable that the Company have the flexibility of being able to issue additional Common Stock without shareholder approval. Shareholders have no preemptive rights to purchase any stock of the Company, and may not cumulate votes in the election of directors. The additional Common Stock might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership or voting power of the present holders of the Existing Common Stock.

     While the Recapitalization Proposal is not being proposed for this reason, the availability of additional Common Stock could enhance the Board of Directors' bargaining capability on behalf of the Company's shareholders in a takeover situation. The additional

Common Stock could also be used, either alone or in combination, to render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company's securities, or the removal of incumbent management, even if such a transaction were favored by the holders of the requisite number of shares, by increasing the aggregate outstanding shares and, thus, the number of shares required to accomplish such a transaction.

     State Statutes. Some state securities statutes contain provisions that disfavor or restrict the registration of non-voting common stock in their states. As a result of the issuance of Class B Common Stock, such states may restrict an offering of equity securities by the Company or the secondary trading of its equity securities. However, given the limited number of states in which such restrictive provisions would apply, and because of the existence of exemptions which otherwise allow such securities to be offered or secondarily traded, the Company does not believe that such provisions will have a material adverse effect on the amount of equity securities that the Company will be able to offer, or on the price obtainable for such equity securities in such an offering or in the secondary trading market for the Company's equity securities.

     Acquisition Accounting. The Class B Common Stock may not be used to effect a business combination to be accounted for using the "pooling of interests" method. In order for such method to be used, the Company would be required to issue shares of Class A Common Stock as the consideration for the combination.

     Security for Credit. The Company does not expect implementation of the Recapitalization Proposal to affect the ability of present holders of Existing Common Stock to use Class A Common Stock or Class B Common Stock as security for the extension of credit by financial institutions, securities brokers or dealers.

     Investment by Institutions. Implementation of the Recapitalization Proposal may affect the decision of certain institutional investors that would otherwise consider investing in Common Stock. The holding of non-voting common stock may not be permitted by the investment policies or charter provisions of certain institutional investors or may be less attractive to managers of certain institutional investors.

Description of Class A Common Stock and Class B Common Stock

     The Amendment will reclassify each share of the Existing Common Stock into one-half share of Class A Common Stock and one-half share of Class B Common Stock. The rights, powers and limitations of Class A Common Stock and Class B Common Stock are set forth in full in Article VI of the Current Certificate as proposed to be amended pursuant to the Amendment. The full text of Article VI as proposed to be amended by the Amendment is set forth in Exhibit A of this proxy statement and incorporated herein by reference. The following summary should be read in conjunction with, and is qualified in its entirety by reference to, such Exhibit A. Although the Board of Directors presently intends promptly to file the Certificate of Amendment if the Amendment is approved by the Company's shareholders, the Board of Directors has reserved the right to abandon or delay the Recapitalization Proposal and not file the

Certificate of Amendment, or to delay doing so, even if the Amendment is approved by shareholders.

     Voting. Under the Current Certificate, each share of Existing Common Stock has one vote per share, and holders of the Existing Common Stock are entitled to vote for the election of all directors and on all other matters submitted to the shareholders of the Company. After the Recapitalization Proposal is implemented, each share of Class A Common Stock will, except as described below under the caption "Class B Protection," continue to entitle the holder thereof to one vote per share on all matters on which shareholders are entitled to vote, including the election of directors. The Class B Common Stock will not entitle the holder thereof to any vote except as otherwise provided or as required by law. The Recapitalization Proposal will not, however, affect the relative voting power of the holders of shares of Existing Common Stock except as a result of the treatment of fractional shares.

     After the Amendment becomes effective, actions submitted to a vote of shareholders will generally be voted on only by holders of Class A Common Stock. Under the Amended Certificate and the New Jersey Business Corporation Act, the affirmative vote of a majority of the votes cast by the holders of outstanding shares of Class A Common Stock will be required to further amend the Amended Certificate or approve a merger or consolidation of the Company with or into any other corporation, the sale of all or substantially all of the Company's property or assets, or the dissolution of the Company. The holders of Class A Common Stock will elect the entire Board of Directors. In addition, as permitted under the New Jersey Business Corporation Act, the Amended Certificate will provide that the number of authorized shares of the Class B Common Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of Class A Common Stock. Under the Amended Certificate and the New Jersey Business Corporation Act, the holders of the Class B Common Stock will not be entitled to vote on any further amendment to the Amended Certificate that increases or decreases (but not below the amount outstanding) the number of authorized shares of Class B Common Stock or on any merger or consolidation that affects their interests as shareholders (unless required under the New Jersey Business Corporation Act based on the terms of such merger or consolidation).

     Under the Amended Certificate and the New Jersey Business Corporation Act, holders of Class B Common Stock will be entitled to vote only on proposals to change the par value of the Class B Common Stock or to alter or change the powers, preferences or special rights of the shares of Class B Common Stock (including the dividend and Class B Protection features described below) so as to affect them adversely, and such other matters as are set forth in the New Jersey Business Corporation Act.

     Dividends and Other Distributions. Cash dividends shall be payable to the holders of Class A Common Stock and Class B Common Stock only as and when declared by the Board of Directors. Subject to the foregoing, cash dividends declared on shares of Class B Common Stock in any calendar year beginning in the calendar year in which the Recapitalization Proposal is implemented will not be less than 5% higher per share than the annual amount of cash dividends per share declared in such calendar year on shares of Class A Common Stock. No cash dividends may be paid on shares of Class A Common Stock unless, at the same time, cash dividends are paid on shares of Class B Common Stock, subject to the annual 5% provision described above. Cash dividends may be paid at any time or from time to time on shares of Class B Common Stock without corresponding cash dividends being paid on shares of Class A Common Stock.

     Each share of Class A Common Stock and Class B Common Stock will otherwise be equal with respect to dividends (other than cash) and distributions (including distributions in connection with any recapitalization and upon liquidation, dissolution or winding up of the Company), except that dividends or other distributions payable on the Common Stock in shares of Common Stock may be made only as follows: (i) in shares of Class B Common Stock to the holders of both Class A Common Stock and Class B Common Stock; or (ii) in shares of Class A Common Stock to the holders of Class A Common Stock and in shares of Class B Common Stock to the holders of Class B Common Stock. The Amended Certificate will also provide that neither the Class A Common Stock nor the Class B Common Stock may be split, subdivided or combined unless the other is proportionately split, subdivided or combined.

     The Board of Directors has no present intention to declare any dividend on either class of Common Stock. The respective amounts of future dividends, if any, to be declared on each class of Common Stock will depend on circumstances existing at the time, including the Company's financial condition, capital requirements, earnings, legally available funds for the payment of dividends and other relevant factors.

     Merger and Consolidations. Each holder of Class B Common Stock will be entitled to receive the same amount and form of consideration per share as the per-share consideration, if any, received by any holder of the Class A Common Stock in a merger or consolidation of the Company (whether or not the Company is the surviving corporation).

     Class B Protection. After the Recapitalization Proposal is implemented, voting rights disproportionate to equity ownership could be acquired through acquisitions of Class A Common Stock. The Financial Advisor has advised the Board of Directors that the non-voting or low-voting common stocks of other public companies with dual-class capital structures sometimes trade at a discount from the full-voting common stocks of such companies. In order to help reduce or eliminate the economic reasons for the Class A Common Stock and Class B Common Stock to trade at materially different market prices, and to enable holders of Class B Common Stock to participate in any premium paid in the future for a significant block (10% or more) of the Class A Common Stock by certain buyers that have not acquired a proportionate share of the Class B Common Stock, the Amendment includes "Class B Protection Provisions", as summarized below. The Class B Protection Provisions might have an anti-takeover effect by making the Company a less attractive target for a takeover bid. In addition, there can be no assurance as to the relative trading prices of the Class A Common Stock and the Class B Common Stock, if issued. Furthermore, there can be no assurance that the Company will in all instances be able to readily identify Persons (as defined below) whose holdings subject them to the Class B Protection Provisions.

     Certain Definitions

     For  purposes  of  the  Class  B  Protection   Provisions,   the  following
definitions apply:

     "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, control when used with respect to any specified Person means the possession of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

     "4% Shareholder" means any Person that, alone or together with any Affiliate, or any member of the immediate family (or trusts for the benefit thereof) of any such Person or Affiliate, immediately after the Effective Time beneficially owns at least 4% of the aggregate number of shares of Class A Common Stock and Class B Common Stock then outstanding.

     "1934 Act" means the Securities Exchange Act of 1934, as amended.

     "Person" means any individual, partnership, joint venture, limited liability company, corporation, association, trust, incorporated organization, government or governmental department or agency or any other entity (other than the Company).

     The following shares of Class A Common Stock shall be excluded for the purpose of determining the shares of Class A Common Stock beneficially owned or acquired by any Person or group but not for the purpose of determining shares outstanding:

     (a) shares beneficially owned by such Person or group (or, in the case of a group, shares beneficially owned by Persons that are members of such group), immediately after the Effective Time;

     (b) shares acquired by will or by the laws of descent and distribution, or by a gift that is made in good faith and not for the purpose of circumventing the Class B Protection Provisions, or by termination or revocation of a trust or similar arrangement or by a distribution from a trust or similar arrangement if such trust or similar arrangement was created, and such termination, revocation or distribution occurred or was effected, in good faith and not for the purpose of circumventing the Class B Protection Provisions, or by reason of the ability of a secured party (following a default) to exercise voting rights with respect to, or to dispose of, shares that had been pledged in good faith as security for a bona fide loan, or by foreclosure of a bona fide pledge which secures a bona fide loan;

     (c) shares acquired upon issuance or sale by the Company;

     (d)  shares   acquired  by  operation   of  law   (including  a  merger  or
consolidation effected for the purpose of recapitalizing such Person or reincorporating such Person in another jurisdiction but excluding a merger or consolidation effected for the purpose of acquiring another Person);

     (e) shares acquired in exchange for Common Stock by a holder of Common Stock (or by a parent, lineal descendant or donee of such holder of Common Stock who received such Common Stock from such holder) if the Common Stock so exchanged was acquired by such holder directly from the Company as a dividend on shares of Class A Common Stock;

     (f) shares acquired by a plan of the Company qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or any successor provision thereto, or acquired by reason of a distribution from such a plan;

     (g) shares beneficially owned by a Person or group immediately after the Effective Time which are thereafter acquired by an Affiliate of such Person or group (or by the members of the immediate family (or trusts for the benefit thereof) of any such Person or Affiliate) or by a group which includes such Person or group or any such Affiliate; and

     (h) shares acquired indirectly through the acquisition of securities, or all or substantially all of the assets, of a Person that has a class of its equity securities registered under Section 12 (or any successor provision) of the 1934 Act.

Notwithstanding anything to the contrary contained in the Class B Protection Provisions, no Person (and no group including such Person) shall be deemed to have acquired after the Effective Time beneficial ownership of any shares of Class A Common Stock owned by any other Person solely by reason of such Person being or becoming an officer, director, executive, trustee, executor, custodian, guardian, and/or other similar fiduciary or employee of or for such other Person under circumstances not intended to circumvent the Class B Protection Provisions.

     For  purposes  of  calculating   the  number  of  shares  of  Common  Stock
beneficially owned or acquired by any Person or group:

     (a) shares of Common Stock acquired by gift shall be deemed to be beneficially owned by such Person or member of a group if such gift was made in good faith and not for the purpose of circumventing the operations of the Class B Protection Provisions; and

     (b) only shares of Common Stock owned of record by such Person or member of a group or held by others as nominees of such Person or member of a group and identified as such to the Company shall be deemed to be beneficially owned by such Person or group (provided that shares of Common Stock with respect to which such Person or member of a group has sole investment and voting power shall be deemed to be beneficially owned thereby).

     Subject to the other definitional provisions applicable to the Class B Protection Provisions, "beneficial ownership" shall be determined pursuant to Rule 13d-3 (as in effect on February 1, 1996) promulgated under the 1934 Act, and the formation or existence of a "group" shall be determined pursuant to Rule 13d-5(b) (as in effect on May 1, 1998) promulgated under the 1934 Act, in each case subject to the following additional qualifications:

     (a) relationships by blood or marriage between or among any Persons will not constitute any of such Persons as a member of a group with any such other Person(s), absent affirmative attributes of concerted action; and

     (b) any Person acting in his official capacity as a director or officer of the Company shall not be deemed to beneficially own shares where such ownership exists solely by virtue of such Person's status as a trustee (or similar position) with respect to shares held by plans or trusts for the general benefit of employees or former employees of the Company, and actions taken or agreed to be taken by a Person in such Person's official capacity as an officer or director of the Company will not cause such Person to become a member of a group with any other Person.

     Description of the Class B Protection Provisions

     If any Person or group (other than any 4% Shareholder) acquires after the Effective Time beneficial ownership of shares representing 10% or more of the then outstanding Class A Common Stock, and such Person or group (a "Significant Shareholder") does not then beneficially own an equal or greater percentage of all then outstanding shares of Common Stock, all of which Common Stock must have been acquired by such Person or group after the Effective Time, the Class B Protection Provisions require that such Significant Shareholder must, in order to maintain all of its voting power, make (within a ninety-day period beginning the day after becoming a Significant Shareholder) a public cash tender offer to acquire additional shares of Common Stock, as described below (a "Class B Protection Transaction"). The 10% ownership threshold of the number of shares of Class A Common Stock which triggers a Class B Protection Provision may not be waived by the Board of Directors, nor may this threshold be amended without shareholder approval, including a majority vote of the votes cast by the then outstanding shares of Common Stock entitled to vote tabulated separately as a class.

     For example, if a shareholder owns 3% of the outstanding shares of Class A Common Stock immediately after the Effective Time and thereafter acquires additional shares of Class A Common Stock representing an additional 16% of the outstanding shares of Class A Common Stock without acquiring any additional shares of Common Stock, such shareholder must either commence a tender offer for an additional 16% of the Common Stock at the prescribed price or he will not be allowed to vote the 16% of the shares of Class A Common Stock acquired after the Effective Time. Alternatively, such shareholder could sell 7% of the shares of outstanding Class A Common Stock, thus dropping the net amount of Class A Common Stock acquired after the Effective Time to 9%, leaving the shareholder with an aggregate of 12% of shares of Class A Common Stock, all of which could be voted.

     In a Class B Protection Transaction, the Significant Shareholder must make a public cash tender offer to acquire from the holders of Common Stock at least that number of additional shares of Common Stock (the "Additional Shares") determined by (i) multiplying (x) the percentage of the number of outstanding shares of Class A Common Stock that are beneficially owned by such Significant Shareholder by (y) the total number of shares of Common Stock outstanding on the date such Person or group became a Significant Shareholder, and (ii) subtracting therefrom the number of shares of Common Stock beneficially owned by such Significant Shareholder on the date such Person or group became a Significant Shareholder (including shares acquired at or prior to the time such Person or group became a Significant Shareholder) which were acquired after the Effective Time (as adjusted for stock splits, stock dividends and similar recapitalizations). The Significant Shareholder must acquire all shares of Common Stock validly tendered and not withdrawn or, if the number of shares of Common Stock tendered to the Significant Shareholder, and not withdrawn, exceeds the number determined pursuant to such formula, a pro-rata number from each tendering holder (based on the number of shares tendered by each tendering shareholder).

     The cash offer price for any Additional Shares required to be purchased by the Significant Shareholder pursuant to the Class B Protection Provisions shall be the greatest of: (i) the highest price per share paid by the Significant Shareholder for any Class A Common Share or any share of Common Stock during the six-month period ending on the date such Person or group became a Significant Shareholder (or such shorter period after the Effective Time if the date such Person or group became a Significant Shareholder is not more than six months following the Effective Time); and (ii) the highest reported bid price for any share of Class A Common Stock or Class B Common Stock (whichever is higher) on the NASDAQ/National Market System or such other quotation system or securities exchange constituting the principal trading market of either class of Common Stock on the business day preceding the date the Significant Shareholder commences the required tender offer.

     If a Significant Shareholder fails to make a tender offer required by the Class B Protection Provisions, or to purchase validly tendered and not withdrawn shares (after proration, if any), the voting rights of all of the shares of Class A Common Stock beneficially owned by such Significant Shareholder which were acquired after the Effective Time would be automatically suspended until completion of a Class B Protection Transaction or until divestiture of the excess shares of Class A Common Stock that triggered such requirement. To the extent that the voting power of any shares of Class A Common Stock is so suspended, such shares will not be included in the determination of aggregate voting shares for any purpose.

     A Class B Protection Transaction would also be required of any Significant Shareholder each time that the Significant Shareholder acquires after the Effective Time beneficial ownership of an additional amount of shares of Class A Common Stock equal to or greater than the next higher integral multiple of 5% in excess of 10% (e.g., 20%, 25%, 30%, etc.) of the outstanding shares of Class A Common Stock and such Significant Shareholder does not then own an equal or greater percentage of all then outstanding shares of Common Stock that such Significant Shareholder acquired after the Effective Time. Such Significant Shareholder would be required to offer to buy that number of Additional Shares prescribed by the formula set forth above; provided that, for purposes of such formula, the date on which the Significant Shareholder acquired the next higher integral multiple of 5% of the outstanding shares of Class A Common

Stock will be deemed to be the date on which such Person or group became a Significant Shareholder.

     The requirement to engage in a Class B Protection Transaction will be satisfied by making the requisite offer and purchasing validly tendered and not withdrawn shares, even if the number of shares tendered is less than the number of shares included in the required offer.

     The Class B Protection Provisions specifically exclude any 4% Shareholder; that is, any Person, alone or together with any Affiliate, or any member of the immediate family (or trusts for the benefit thereof) of any such Person or Affiliate, owning 4% or more of the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock immediately after the Effective Time. A 4% Shareholder would therefore not be required to engage in a Class B transaction regardless of the number of shares of Class A Common Stock acquired by such shareholder after the Effective Time, even if such shareholder were to dispose of all or any portion of his or her shares of Common Stock and thereafter re-acquire any shares of Class A Common Stock. It is expected that each member of the Bernstein Family Group will fall within this exception to the Class B Protection Provisions.

     Neither the Class B Protection Transaction requirement nor the related possibility of suspension of voting rights applies to any increase in percentage beneficial ownership of shares of Class A Common Stock resulting solely from a change in the total number of shares of Class A Common Stock outstanding, provided that any acquisition after such change which results in any Person or group having acquired after the Effective Time beneficial ownership of 10% or more of the number of then outstanding shares of Class A Common Stock (or, after the last acquisition which triggered the requirement for a Class B Protection Transaction, additional shares of Class A Common Stock in an amount equal to the next higher integral multiple of 5% in excess of the number of shares of Class A Common Stock then outstanding) shall be subject to any Class B Protection Transaction requirement that would be otherwise imposed. All calculations with respect to percentage beneficial ownership of issued and outstanding shares of either class of Common Stock shall be based upon the number of issued and outstanding shares reported by the Company on the last to be filed of (i) the Company's most recent Annual Report on Form 10-K, (ii) its most recent Quarterly Report on Form 10-Q, (iii) its most recent Current Report on Form 8-K, and (iv) its most recent definitive proxy statement filed with the SEC.

     Since the definition of Significant Shareholder is based on the beneficial ownership percentage of shares of Class A Common Stock acquired after the
Effective Time of the Recapitalization Amendment, a Person or group who is a shareholder of the Company at the Effective Time will not become a Significant Shareholder unless such Person or group acquires an additional 10% of the then outstanding shares of Class A Common Stock, regardless of the number of shares of Existing Common Stock owned prior to the Effective Time of the Recapitalization Amendment.

     The Class B Protection Provisions do not prevent any Person or group from acquiring a significant or controlling interest in the Company, provided such Person or group acquires a proportionate percentage of the Common Stock, undertakes a Class B Protection

Transaction or incurs the suspension of the voting rights of the shares of Class A Common Stock as provided by the Class B Protection Provisions. If a Class B Protection Transaction is required, the purchase price to be paid in such offer may be higher than the price at which a Significant Shareholder might otherwise be able to acquire an identical number of shares of Common Stock. Such requirement could make an acquisition of a significant or controlling interest in the Company more expensive and, if the Class B Protection Transaction is required, more time-consuming, than if such requirement did not exist. Consequently, a Person or group might be deterred from acquiring a significant or controlling interest in the Company as a result of such requirement. See "Certain Potential Disadvantages of the Recapitalization Proposal--Anti-Takeover Effect." Moreover, by restricting the ability of an acquiror to acquire a significant interest in the shares of Class A Common Stock by paying a "control premium" for such shares without acquiring a similar percentage of Common Stock, the Class B Protection Provisions are designed to help reduce or eliminate any discount on either of these classes of Common Stock.

     There can be no assurance that the Company will be able to readily identify a Person or group as a Significant Shareholder. Although the 1934 Act will require Persons or groups holding 5% or more of the shares of Class A Common Stock or the Common Stock to file reports specifying the level of their ownership with the SEC and to send a copy of such filing to the Company, there can be no assurance that a Person or group will comply with such law or that alternative methods of identifying such holders will be available. As a result, the benefits of the Class B Protection Provisions may be difficult to enforce.

     Convertibility. Except as described below, neither the Class A Common Stock nor the Class B Common Stock will be convertible into another class of Common Stock or any other security of the Company.

     The Class B Common Stock could be converted into Class A Common Stock on a share-for-share basis by resolution of the Board of Directors if, as a result of the existence of the Class B Common Stock, the Class A Common Stock or the Class B Common Stock or both become excluded from quotation on the NASDAQ National Market System or, if such shares are then quoted on another national quotation system or listed on a national securities exchange, from trading on the principal national quotation system or national securities exchange on which the shares are then traded. See "Certain Effects of the Recapitalization Proposal -- Potential Changes in Law or Regulations."

     In addition, if at any time, as a result of additional issuances by the Company of Class B Common Stock, repurchases by the Company of Class A Common Stock or a combination of such issuances and repurchases, the number of outstanding shares of Class A Common Stock as reflected on the stock transfer books of the Company falls below 10% of the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock, then immediately upon the occurrence of such event all of the outstanding shares of Class B Common Stock will be automatically converted into shares of Class A Common Stock, on a share-for-share basis. For purposes of the immediately preceding sentence, any shares of Class A Common Stock or Class B Common Stock repurchased or otherwise acquired by the Company and held as treasury shares will no longer be deemed "outstanding" from and after the date of acquisition. The foregoing provision was included in the Amendment to preserve the general relationship between the economic value and voting power of the Common Stock. As noted above, the Company from time to time considers various acquisition and financing proposals and intends, if any such acquisitions or financing arrangements are consummated following the effectiveness of the Recapitalization Proposal, to issue Class B Common Stock to the exclusion of Class A Common Stock. The Company has no present intention to repurchase any shares of Class A Common Stock. In view of the substantial number of shares of Class A Common Stock whose repurchase, or shares of Class B Common Stock whose issuance, would be required to be issued to reach the 10% threshold, the Board of Directors believes it unlikely that the foregoing provision will be triggered in the foreseeable future.

     The respective numbers of shares of Class A Common Stock and Class B Common Stock authorized under the Amended Certificate are intended to enable the Company to reserve for issuance upon conversion of the Class B Common Stock the requisite number of shares of Class A Common Stock.

     Preemptive Rights. The Common Stock will not carry any preemptive rights enabling a holder thereof to subscribe for or receive shares of any class of stock of the Company or any securities convertible into shares of any class of stock of the Company.

     Transferability; Trading Market. Like the Existing Common Stock, the Class A Common Stock and the Class B Common Stock will be freely transferable. The Company is filing applications with the NASDAQ with respect to the Class A Common Stock and the Class B Common Stock and expects that both such classes will be listed for quotation on the NASDAQ National Market System. See "Certain Effects of the Recapitalization Proposal -- Potential Changes in Law or Regulations."

     Shareholder Information. The Class A Common Stock and the Class B Common Stock will be registered with the SEC pursuant to Section 12(g) of the Exchange Act. The Company will deliver to the holders of Class B Common Stock the same proxy statements, annual reports and other information and reports as it delivers to holders of Class A Common Stock.

Certain Effects of the Recapitalization Proposal

     Effects on Relative Ownership Interest and Voting Power. The Amendment provides that each share of Existing Common Stock will be reclassified as one-half share of Class A Common Stock and one-half share of Class B Common Stock. Thus, implementation of the Recapitalization Proposal will not alter the relative ownership interest and voting power of holders of Existing Common Stock (except as a result of the treatment of fractional shares).

     Shareholders that sell their shares of Class A Common Stock after implementation of the Recapitalization Proposal will lose a greater amount of voting control in proportion to equity than they would have prior to such implementation. Conversely, shareholders that purchase only additional shares of Class A Common Stock after implementation of the Recapitalization Proposal will, subject to the Class B Protection feature (see "Description of

Class A Common Stock and Class B Common Stock -- Class B Protection"), increase their voting power in the Company relative to their equity ownership. At the same time, shareholders desiring to maintain a long-term investment in the Company will be able to continue to hold their shares of Class A Common Stock and retain the voting power attached to such Common Stock.

     The number of shares of Class A Common Stock outstanding immediately after implementation of the Recapitalization Proposal will be approximately half the number of shares of Existing Common Stock (see "Effect on Trading Market"). Assuming for purposes of illustration only that the per-share price of the Class A Common Stock remains approximately the same as that of the Existing Common Stock, it will be possible after the Recapitalization Proposal is implemented to acquire twice the voting power for a given amount of consideration, subject to the requirement to purchase a proportionate amount of Class B Common Stock under certain circumstances pursuant to the Class B Protection feature. As a consequence, implementation of the Recapitalization Proposal would permit shareholders to increase their relative voting control at a lower cost or to sell shares of Class B Common Stock and use the proceeds to acquire additional shares of Class A Common Stock.

     See "Interest of Certain Persons" for a discussion of potential effects of the Recapitalization Proposal on the ownership and voting interests of the Bernstein Family Group and other management shareholders.

     Effect on Trading Market. As of May 15, 1998, 5,188,745 shares of Existing Common Stock are issued and outstanding. Upon implementation of the Recapitalization Proposal, and disregarding effects of the treatment of fractional shares, approximately 2,594,373 shares of Class A Common Stock will be issued and outstanding and approximately 2,594,372 shares of Class B Common Stock will be issued and outstanding. A reduction in the number of issued and outstanding shares of each class of Common Stock as compared with the number of shares of Existing Common Stock issued and outstanding prior to the implementation of the Recapitalization Proposal could by itself affect the liquidity of the Common Stock. At the same time, in order to minimize dilution of voting power to existing shareholders, the Company presently intends in general to issue additional shares of Class B Common Stock to the exclusion of Class A Common Stock in the future, and the Company has been informed that the members of the Bernstein Family Group are more likely to sell their shares of Class B Common Stock than their shares of Class A Common Stock. See "Recommendation of the Board of Directors; Reasons for the Recapitalization -- Financing Flexibility" and "-- Shareholder Flexibility." Any issuances of additional Class B Common Stock by the Company or public sales of Class B Common Stock by the Bernstein Family Group may serve to increase market activity in the Class B Common Stock relative to the Class A Common Stock. In addition, the Company expects that both the Class A Common Stock and the Class B Common Stock will be listed for quotation on the NASDAQ National Market System. See "Potential Changes in Law or Regulations" below. Although no assurances can be given as to the liquidity of the Common Stock following implementation of the Recapitalization Proposal, the Board of Directors has been advised by the Financial Advisor that, absent other factors, and subject to the considerations described in the opinion of the Financial Advisor (see Exhibit B hereto), the Recapitalization Proposal will not materially adversely affect the liquidity of
the  Common  Stock   outstanding   immediately   after
implementation of the Recapitalization Proposal compared with the liquidity of the Common Stock outstanding immediately prior to the announcement of the Recapitalization Proposal. Relative market liquidity for the shares of Class A Common Stock and the shares of Class B Common Stock may thereafter be affected by the extent to which the Company issues additional shares of, or repurchases shares of, Class A Common Stock or Class B Common Stock and major shareholders effect public sales of Class A Common Stock or Class B Common Stock, as well as by other factors.

     Effect on Market Price. The market price of shares of Class A Common Stock and Class B Common Stock after implementation of the Recapitalization Proposal will depend, as is presently the case, on many factors. Since the total number of shares of Class A Common Stock and Class B Common Stock will approximate the number of shares of Existing Common Stock, each share of Class A Common Stock and Class B Common Stock is expected to have approximately the same market price as each share of Existing Common Stock, depending upon, among others things, the future performance of the Company, general market conditions and conditions relating to companies in businesses and industries similar to those of the Company. Accordingly, the Company cannot predict the prices at which the Class A Common Stock and Class B Common Stock will trade following implementation of the Recapitalization Proposal. On [DATE], 1998, the closing price on the NASDAQ National Market System of the Existing Common Stock was $[AMOUNT] per share. The Board of Directors has been advised by the Financial Advisor that, absent other factors, and subject to the considerations described in the opinion of the Financial Advisor (see Exhibit B hereto), following the commencement of normal trading after implementation of the Recapitalization Proposal, (i) the Recapitalization Proposal will not materially adversely affect the market value of the Common Stock outstanding, after implementation of the Recapitalization Proposal as compared to the market value of the Common Stock outstanding immediately prior to the announcement of the Recapitalization Proposal and (ii) the Class A Common Stock and the Class B Common Stock are expected to trade at approximately equal per-share prices.

     As stated above, the Company was advised by the Financial Advisor that the non-voting or low-voting common stocks of public companies with dual-class capital structures sometimes trade at a discount from the full-voting common stocks of such companies. See "Recommendation of the Board of Directors; Reasons for the Recapitalization Proposal." The Recapitalization Proposal was structured to provide a dividend differential on, and to include a Class B Protection feature in favor of, the Class B Common Stock, in each case to reduce or eliminate the economic reasons for the Class A Common Stock and the Class B Common Stock to trade at materially different market prices. See "Description of Class A Common Stock and Class B Common Stock." Should there be a premium on one class of Common Stock compared to the other class of Common Stock, the Amendment expressly permits, but does not require, the Board of Directors, subject to compliance with the rules of the NASD and other applicable regulations, to issue and sell shares of Class B Common Stock or Class A Common Stock, even if the consideration that could be obtained by issuing or selling the other class of Common Stock would be greater. The Amendment also expressly permits, but does not require, the Board of Directors to authorize the Company to purchase shares of one class of Common Stock even if the consideration that would be paid by purchasing the other class of Common Stock would be less.

     Effect on Book Value and Earnings Per Share. The percentage interest of each shareholder in the total equity of the Company as well as the book value and earnings per share of the Company will remain unchanged as a result of the Recapitalization Proposal.

     Effects on Stock Option Plan. Pursuant to the terms of the Plan, each option outstanding prior to the effectiveness of the Amendment will, upon effectiveness of the Amendment, be adjusted to become an option to acquire one-half share of Class A Common Stock and one-half share of Class B Common Stock for each share of Existing Common Stock previously subject to such option. The exercise price of each such option will be unaffected. Options granted in the future under the Plan may, in the discretion of the Board of Directors or the Committee administering the Plan, relate solely to shares of Class A Common Stock or to shares of Class B Common Stock, or to a combination of shares of Class A Common Stock and Class B Common Stock. See "Proposal Two - Amendment to Stock Option Plan to Increase Authorized Shares by 500,000."

     Effect on Preferred Stock. The Recapitalization Proposal will have no effect on the number or terms of any authorized shares of the Company's preferred stock or the rights, powers or limitations thereof. No preferred stock of the Company is presently issued or outstanding.

     Federal Income Tax Consequences. The Company has been advised by counsel that, in general, for federal income tax purposes: (i) the reclassification of Existing Common Stock as Class A Common Stock and Class B Common Stock pursuant to the Amendment will not result in any gain or loss to the Company or result in taxable income being recognized by the shareholders of the Company that do not receive cash in lieu of fractional shares (the tax consequences of the receipt of cash in lieu of fractional shares is discussed below); (ii) neither the Class A Common Stock nor the Class B Common Stock will constitute "section 306 stock" within the meaning of section 306(c) of the Internal Revenue Code of 1986, as amended (the "Code"); (iii) the tax basis of a holder of Existing Common Stock in the Class A Common Stock and Class B Common Stock received by such holder pursuant to the Recapitalization Proposal will be determined by allocating such holder's tax basis in his or her Existing Common Stock among the shares of Class A Common Stock and Class B Common Stock actually received and any fractional shares for which such holder is receiving cash, the allocation between the Class A Common Stock and the Class B Common Stock to be made in proportion to the relative fair market values of such shares on the date of the Effective Time; and (iv) a shareholder's holding period for the shares of Class A Common Stock and Class B Common Stock received by such shareholder pursuant to the Recapitalization Proposal will include the period during which he or she held shares of Existing Common Stock.

     In general, a shareholder who receives cash in lieu of fractional shares of Class A Common Stock and Class B Common Stock will have taxable gain or loss equal to the difference between the amount received for such fractional shares and the portion of the basis in his or her shares of Existing Common Stock allocable to such fractional shares. Such gain or loss will be capital, if the shareholder held the Existing Common Stock as a capital asset, and will be long-term capital gain or loss if the shareholder held the Existing Common Stock for more than one year. Individual shareholders will be eligible for the lowest rates applicable to capital gain if such shareholders held the Existing Common Stock for more than eighteen months.

     The above discussion is believed to be a fair and accurate summary of the material federal income tax consequences to the Company's shareholders with respect to the Recapitalization Proposal, based on the current provisions of the Code, applicable regulations thereunder, judicial authority and administrative rulings and practices. The discussion, however, does not address any aspects of state, local or foreign taxation. In addition, legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth above. Any such changes or interpretations may or may not be retroactive. Accordingly, each shareholder should consult his or her tax advisor concerning the potential tax consequences to such shareholder of implementation of the Recapitalization Proposal.

     Securities Act of 1933. The Company has been advised by its counsel that the Recapitalization Proposal is not subject to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Consequently, the Company has not registered the Class A Common Stock or the Class B Common Stock under the Securities Act. Shares of Class A Common Stock and Class B Common Stock held at the Effective Time, other than any such shares held by affiliates of the Company within the meaning of the Securities Act, may be offered for sale and sold in the same manner as the Existing Common Stock without registration under the Securities Act. Affiliates of the Company will continue to be subject to the restrictions specified in Rule 144 under the Securities Act, with each class of Common Stock considered separately.

     NASDAQ Criteria. The Existing Common Stock is currently traded on the NASDAQ National Market System, and application is being made to trade the Class A Common Stock and the Class B Common Stock on the NASDAQ National Market System. The Recapitalization Proposal is intended to comply with the requirements of NASDAQ Marketplace Rule 4460(j) (the "Rule"). The Rule prohibits an issuer from issuing any class of security, or taking other corporate action, that has the effect of nullifying, restricting, or disparately reducing the per share voting rights of the existing security-holders of the issuer.

     The NASDAQ has advised the Company that the implementation of the Recapitalization Proposal will not violate the Rule. The Company presently anticipates that both the Class A Common Stock and the Class B Common Stock will be traded on the NASDAQ National Market System. Future issuances of Class A Common Stock may be subject to the Rule, and the Company may be required to seek and obtain NASD approval in connection with such issuances.

     Potential Changes in Law or Regulations. In recent years, bills have been introduced in Congress that, if enacted, would have prohibited the registration of common stock on a national securities exchange or the quoting of such common stock on the NASDAQ National Market System if such common stock was part of a class of securities having no voting rights or carrying disproportionate voting rights. While these bills have not been acted upon by Congress, there can be no assurance that such a bill (or a modified version thereof) will not be introduced in Congress in the future. Legislation or other regulatory developments could make the Class A Common Stock and Class B Common Stock ineligible for trading on national securities exchanges and for quotation on the NASDAQ National Market System following implementation of the Recapitalization Proposal. The Company is unable to predict whether any such regulatory proposals will be adopted or whether they will have such effect. If such legislation is adopted, however, it could possibly include "grandfather" provisions, in which event the Company might not be affected as to any action taken.

     The Amendment provides that the Board of Directors may cause the conversion of the Class B Common Stock into Class A Common Stock if, as a result of the existence of the Class B Common Stock, either the Class A Common Stock or the Class B Common Stock is, or both are, excluded from quotation on the NASDAQ National Market System or, if such shares are then quoted on another national quotation system or listed on a national securities exchange, from trading on the principal national quotation system or national securities exchange on which the shares are then traded. The respective numbers of shares of Class A Common Stock and Class B Common Stock authorized under the Amended Certificate are intended to enable the Company to reserve for issuance upon such conversion the requisite number of shares of Class A Common Stock.

Interests of Certain Persons

     As of May 15, 1998, the Bernstein Family Group beneficially owned (not including unexercised options) shares representing approximately 22.6% of the Existing Common Stock and held currently exercisable options to acquire an additional 15,000 shares of Existing Common Stock. The Bernstein Family Group, together with all other officers and directors, beneficially owned as of such date (not including unexercised options) approximately 23.0% of the Existing Common Stock, and held currently exercisable options to acquire an additional 15,000 shares of Existing Common Stock. The Bernstein Family Group and other officers and directors of the Company will receive an aggregate of approximately 596,305 shares of Class A Common Stock and 596,305 shares of Class B Common Stock (excluding shares issuable pursuant to any options) pursuant to the Recapitalization Proposal. As described above, following implementation of the Recapitalization Proposal, such persons could sell or otherwise dispose of some or all of their shares of Class B Common Stock without reducing their relative voting power. In addition, as noted above, the Class B Protection Provisions, which require certain shareholders acquiring 10% or more of the Class A Common Stock to purchase a proportionate amount of Class B Common Stock under certain circumstances, do not apply to any shareholders (together with their affiliates and immediate family members) owning 4% or more of the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock immediately after the Effective Time. It is expected that each member of the Bernstein Family Group will fall within this exception to the Class B Protection Provisions.

     The Bernstein Family Group may be deemed to have an interest in the Recapitalization Proposal because its implementation may enhance their ability to retain a significant voting interest in the Company even if the Company issues additional Common Stock or if the Bernstein Family Group disposes of a substantial portion of their Common Stock. In addition, two of the seven directors who approved the Recapitalization Proposal are executive officers of the Company (Messrs. Elliot Bernstein and Daniel Bernstein) and may be deemed to have an interest in the Recapitalization Proposal as a result of the potential anti-takeover effect and other potential effects of the Recapitalization Proposal.

Opinion of the Financial Advisor

     The Financial Advisor has delivered to the Board of Directors its written opinion dated June __, 1998, attached as Exhibit B to this proxy statement, with respect to the impact of the Recapitalization Proposal upon the market value and the liquidity of the Common Stock, on the ability of the Company to issue Common Stock and on the relative trading prices of the two classes of stock. The Financial Advisor opined that, barring material changes in the financial condition of the Company, the industry in which the Company operates, the regulatory environment and general market and economic conditions, following the commencement of normal trading after implementation of the Recapitalization Proposal, (i) the Recapitalization Proposal will not have a material adverse effect on the market value or the liquidity of the Common Stock outstanding as compared with the market value and liquidity of the Existing Common Stock outstanding immediately prior to the announcement of the Recapitalization Proposal, (ii) the Recapitalization Proposal will not have a material adverse effect on the Company's ability to issue Common Stock, and (iii) the Class A Common Stock and Class B Common Stock will trade at approximately equal per-share prices.

     The Company retained the Financial Advisor to advise the Board of Directors in connection with the Recapitalization Proposal. The Company is obligated to pay $10,000 to the Financial Advisor in connection with the rendering of such financial advisory services and the opinion of the Financial Advisor, and may pay an additional $2,000 for such services. Such firm, as part of its investment banking business, is regularly engaged in the evaluation of businesses and their securities and has previously rendered advice with respect to dual-class recapitalizations for privately held companies.

Expenses

     The approximate cost of adoption and implementation of the Recapitalization Proposal is estimated to be $98,000, inclusive of fees of financial and legal advisors, of which $10,000 had been paid as of May 15, 1998, and NASDAQ fees. The Company will not pay any commission or other remuneration to any proxy solicitor or to any broker, dealer, salesman or other person for soliciting consents to the Amendment. Officers, directors and employees of the Company may solicit such consents and will answer inquiries concerning the Recapitalization Proposal, but they will not receive additional compensation therefor.

Shareholders' Equity and Financial Information

     Shareholders' Equity. Implementation of the Recapitalization Proposal will be accounted for under generally accepted accounting principles. The costs of implementing the

Recapitalization Proposal (such as transfer agent fees, printing, engraving and mailing costs, legal fees, financial advisory fees, proxy solicitation fees and NASD listing fees) will be charged against the Company's pre-tax earnings.

     The shareholders' equity of the Company and its subsidiaries as of March 31, 1998 was as follows:

Shareholders' Equity

 Preferred stock, no par value,
  authorized 1,000,000 shares;
  none issued.......................................................$      --
 Common stock, par value $.10 per
  share - authorized 10,000,000
  shares; outstanding 5,147,420
  shares (net of 2,145,539  treasury shares)........................    514,742
 Additional paid-in capital.........................................  7,849,078
Retained earnings................................................... 67,737,786
Cumulative currency translation
  adjustment........................................................      1,552
                                                                    ------------
Total Stockholders' Equity .........................................$ 76,103,158
                                                                     ===========

Pro   forma   shareholders'   equity  as  of  March  31,   1998   assuming   the
Recapitalization Proposal had been implemented prior to that date but without regard to the treatment of fractional shares, is as follows:

Shareholders' Equity

Preferred stock, no par value,
  authorized 1,000,000 shares;
  none issued...................................................   $      --
 Class A Common Stock,
   par value $.10 per
  share - authorized 10,000,000
  shares; outstanding 2,573,710 (net of 1,072,769 Treasury shares).     257,371
 Class B Common Stock,
   par value $.10 per
  share - authorized 10,000,000
  shares; outstanding 2,573,710 (net of 1,072,770 Treasury shares)..    257,371
Additional paid-in capital..........................................  7,849,078
Retained earnings................................................... 67,737,786
Cumulative currency translation
  adjustment........................................................     1,552
                                                                     -----------
Total Stockholders' Equity ..........................................$76,103,158
                                                                      ==========

Financial Information. While Management believes that sufficient information has been provided to enable shareholders to exercise prudent judgment with respect to the decision whether to vote to approve and adopt the Amendment, further information on the Company and its financial condition can be found in the Annual Report to Shareholders which accompanies this Proxy Statement.

     The Board of Directors recommends a vote FOR the Recapitalization Proposal.

Relationship With Independent Public Accountants

     Deloitte & Touche LLP, independent certified public accountants, has been selected by the Board of Directors to audit and report on Bel's financial statements for the year ending December 31, 1998. Deloitte & Touche LLP began auditing Bel in 1983. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he so desires. The representative is expected to be available to respond to appropriate questions from shareholders.

Other Matters

     At the time this Proxy Statement was mailed to shareholders, management was not aware that any matter other than those referred to in the accompanying Notice of Annual Meeting would be presented for action at the Annual Meeting. If other matters properly come before the Meeting, it is intended that the shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons voting them.

                                    By Order of the Board of Directors


                                    Robert H. Simandl, Secretary

Dated:  June __, 1998

     A copy of the Company's annual report for the year ended December 31, 1997, including financial statements, accompanies this Proxy Statement. The annual report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

                                                                Exhibit A

                    ARTICLE VI OF THE RESTATED CERTIFICATE OF
                   INCORPORATION OF BEL FUSE INC., AS AMENDED
            (as proposed to be amended and restated by the Amendment)

     6. Authorized Capital. The total number of shares of all classes of capital stock that the Company shall have authority to issue shall be 21,000,000, consisting of 1,000,000 shares of preferred stock, without par value ("Preferred Stock"), and 20,000,000 shares of common stock, consisting of 10,000,000 shares of Class A Common Stock, par value $0.10 per share ("Class A Common Stock"), and 10,000,000 shares of Class B Common Stock, par value $0.10 per share ("Class B Common Stock" and, together with the Class A Common Stock, "Common Stock").

     6.1. Terms of the Class A Common Stock and Class B Common Stock. The powers, preferences and rights of the Class A Common Stock and the Class B Common Stock, and the qualifications, limitations and restrictions thereof, shall be in all respects identical except as otherwise required by law or expressly provided in this Restated Certificate of Incorporation, as amended.

     6.1.1. Voting. Except as otherwise provided by the Board of Directors in fixing the voting rights of any series of Preferred Stock in accordance with
Section 6.2 of this Article VI or as otherwise required by law or expressly provided in this Restated Certificate of Incorporation, voting power in the election of directors and for all other purposes shall be vested exclusively in the holders of Class A Common Stock, and each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held. Notwithstanding anything to the contrary contained in this Restated Certificate of Incorporation, no action may be taken without the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of Class A Common Stock with respect to any (i) amendment of this Restated Certificate of Incorporation, (ii) reduction of capital, (iii) merger or consolidation of the Company with one or more other corporations, (iv) sale, conveyance, lease, mortgage, pledge, or exchange of all or substantially all of the Company's property or assets or (v) liquidation, dissolution, or winding up of the Company, except as otherwise provided in the New Jersey Business Corporation Act. The Class B Common Stock shall have no voting rights on any matters except as otherwise required by law or expressly provided in this Restated Certificate of Incorporation.

     6.1.2. Dividends and Other Distributions.

     (a) Cash Dividends. Cash dividends shall be payable to the record holders of Class A Common Stock and Class B Common Stock only as and when declared by the Board of Directors out of funds legally available therefor. Subject to the foregoing, cash dividends declared on shares of Class B Common Stock in any calendar year will not be less than 5% higher per share annually than the annual amount of cash dividends per share declared in such calendar year on shares of Class A Common Stock. Without limiting the provisions of the preceding sentence, the Board of Directors will not declare a cash dividend on shares of Class A Common Stock unless at the same time it declares a cash dividend on shares of Class B Common Stock (payable on the same payment date as the dividends then being declared on Class A Common Stock) in an amount which, together with all prior cash dividend payments in the calendar year, is at least 5% greater than the cash dividend then being declared on Class A Common Stock, together with all prior cash dividend payments declared on Class A Common Stock in such calendar year. The Board of Directors may at any time declare a cash dividend on shares of Class B Common Stock without declaring a cash dividend on shares of Class A Common Stock.

     (b) Other Dividends and Distributions. Each share of Class A Common Stock and each share of Class B Common Stock shall have identical rights with respect to dividends (other than cash) and distributions (including distributions in connection with any recapitalization, and upon liquidation, dissolution or winding up of the Company) when and as declared in the form of stock or other property of the Company; provided that dividends or other distributions payable on Common Stock in shares of Common Stock shall be made to all holders of Common Stock and may be made only as follows: (i) in shares of Class B Common Stock to the record holders of Class A Common Stock and to the record holders of Class B Common Stock; or (ii) in shares of Class A Common Stock to the record holders of Class A Common Stock and in shares of Class B Common Stock to the record holders of Class B Common Stock.

     6.1.3. Convertibility. Except as described below, neither the Class A Common Stock nor the Class B Common Stock shall be convertible into another class of Common Stock or any other security of the Company.

     (a) All outstanding shares of Class B Common Stock may be converted into shares of Class A Common Stock on a share-for-share basis by resolution of the Board of Directors if, as a result of the existence of the Class B Common Stock, either the Class A Common Stock or the Class B Common Stock is, or both are, excluded from quotation on the National Association of Securities Dealers, Inc. Automated Quotation System National Market System (the "NASDAQ/NMS") or, if such shares are quoted on another national quotation system or listed on a national securities exchange, from trading on the principal national quotation system or principal national securities exchange on which such securities are traded.

     (b) All outstanding shares of Class B Common Stock shall be immediately converted into shares of Class A Common Stock on a share-for-share basis if at any time the number of outstanding shares of Class A Common Stock as reflected on the stock transfer records of the Company falls below 10% of the aggregate number of outstanding shares of Common Stock. For purposes of the immediately preceding sentence, any shares of Common Stock repurchased or otherwise acquired by the Company and held as treasury shares shall not be deemed "outstanding" from and after the date of acquisition.

     (c) In the event of any conversion of the Class B Common Stock pursuant to subsection (a) or (b) of this Section 6.1.3, certificates that formerly represented outstanding shares of Class B Common Stock will thereafter be deemed to represent a like number of shares of Class A Common Stock and all shares of Common Stock authorized by this Restated Certificate of Incorporation shall be deemed to be shares of Class A Common Stock.

     6.1.4. Class B Protection.

     (a) If, at any time after the effective time of the amendment of Article VI which first authorizes the issuance of Class A Common Stock and Class B Common Stock (the "Effective Time"), any Person or group, other than a 4% Shareholder (in each case as hereinafter defined in this Section 6.1.4), acquires beneficial ownership of shares representing 10% or more of the number of then outstanding shares of Class A Common Stock, and such Person or group (a "Significant Shareholder") does not then beneficially own an equal or greater percentage of all then outstanding shares of Common Stock, all of which Common Stock must have been acquired by such Person or group after the Effective Time, such Significant Shareholder must, within a ninety-day period beginning the day after becoming a Significant Shareholder, make a public cash tender offer to acquire additional shares of Common Stock as provided in this Section 6.1.4 (a "Class B Protection Transaction"). The 10% ownership threshold of the number of shares of Class A Common Stock which triggers a Class B Protection Provision may not be waived by the Board of Directors, nor may this threshold be amended without shareholder approval, including a majority vote of the outstanding Common Stock voting separately as a class.

     (b) In each Class B Protection Transaction, the Significant Shareholder must make a public cash tender offer to acquire from the holders of Common Stock at least that number of additional shares of Common Stock (the "Additional Shares") determined by (i) multiplying the percentage of the number of outstanding shares of Class A Common Stock that are beneficially owned and acquired after the Effective Time by such Significant Shareholder by the total number of shares of Common Stock outstanding on the date such Person or group became a Significant Shareholder, and (ii) subtracting therefrom the number of shares of Common Stock beneficially owned by such Significant Shareholder on the date such Person or group became a Significant Shareholder and which were acquired after the Effective Time (as adjusted for stock splits, stock dividends and similar recapitalizations). The Significant Shareholder must acquire all shares of Common Stock validly tendered and not withdrawn or, if the number of shares of Common Stock tendered to the Significant Shareholder, and not withdrawn, exceeds the number of shares required to be acquired pursuant to this subparagraph (b), the number of shares acquired from each tendering holder shall be pro rata based on the percentage that the number of shares tendered by such shareholder bears to the total number of shares tendered and not withdrawn by all tendering holders.

     (c) The cash offer price for any Shares required to be purchased by the Significant Shareholder pursuant to this Section 6.1.4 shall be the greatest of:
(i) the highest price per share paid by the Significant Shareholder for any Class A Common Share or any share of Common Stock during the six-month period ending on the date such Person or group became a Significant Shareholder (or such shorter period after the Effective Time if the date such Person or group became a Significant Shareholder is not more than six months following the Effective Time; and (ii) the highest reported bid price for any share of Class A Common Stock or Class B Common Stock (whichever is higher) on the NASDAQ/NMS (or such other quotation system or securities exchange constituting the principal trading market for either class of Common Stock) on the business day preceding the date the Significant Shareholder makes the tender offer required by this Section 6.1.4. For purposes of subparagraph
(d) below, the applicable date for each calculation  required by clauses (i) and
(ii) of the preceding sentence shall be the date on which the Significant Shareholder becomes required to engage in the Class B Protection Transaction for which such calculation is required. In the event that the Significant Shareholder has acquired shares of Class A Common Stock or Class B Common Stock in the six-month period ending on the date such Person or group becomes a Significant Shareholder for consideration other than cash, the value of such consideration per share of Class A Common Stock or Class B Common Stock, as the case may be, shall be as determined in good faith by the Board of Directors.

     (d) A Class B Protection Transaction shall also be required to be effected by any Significant Shareholder each time that the Significant Shareholder acquires after the Effective Time beneficial ownership of an additional amount of shares of Class A Common Stock equal to or greater than the next higher integral multiple of 5% in excess of 10% (e.g., 20%, 25%, 30%, etc.) of the outstanding shares of Class A Common Stock and such Significant Shareholder does not then own an equal or greater percentage of all then outstanding shares of Common Stock that such Significant Shareholder acquired after the Effective Time. Such Significant Shareholder would be required to offer to buy that number of Additional Shares prescribed by the formula set forth above; provided that, for purposes of such formula, the date on which the Significant Shareholder acquired the next higher integral multiple of 5% of the outstanding shares of Class A Common Stock will be deemed to be the date on which such Person or group became a Significant Shareholder.

     (e) If a Significant Shareholder fails to make a tender offer required by the Class B Protection Provisions, or to purchase validly tendered and not withdrawn shares (after proration, if any), the voting rights of all of the shares of Class A Common Stock beneficially owned by such Significant Shareholder which were acquired after the Effective Time would be automatically suspended until completion of a Class B Protection Transaction or until divestiture of the excess shares of Class A Common Stock that triggered such requirement. To the extent that the voting power of any shares of Class A Common Stock is so suspended, such shares will not be included in the determination of aggregate voting shares for any purpose.

     (f) Neither the Class B Protection Transaction requirement nor the related possibility of suspension of voting rights applies to any increase in percentage beneficial ownership of shares of Class A Common Stock resulting solely from a change in the total number of shares of Class A Common Stock outstanding, provided that any acquisition after such change which results in any Person or group having acquired after the Effective Time beneficial ownership, of 10% or more of the number of then outstanding shares of Class A Common Stock (or, after the last acquisition which triggered the requirement for a Class B Protection Transaction, additional shares of Class A Common Stock in an amount equal to the next higher integral multiple of 5% in excess of the number of shares of Class A Common Stock then outstanding) shall be subject to any Class B Protection Transaction requirement that would be otherwise imposed pursuant to this Section 6.1.4.

     (g) In connection with subparagraphs (a) through (d) and (f) above, the following shares of Class A Common Stock shall be excluded for the purpose of determining the shares of Class A Common Stock beneficially owned or acquired by any Person or group but not for the purpose of determining shares outstanding:

                  (i) shares beneficially owned by such Person or group, (or, in the case of a group, shares beneficially owned by Persons that are members of such group) immediately after the Effective Time:

                  (ii) shares acquired by will or by the laws of descent and distribution, or by gift that is made in good faith and not for the purpose of circumventing the Class B Protection Provisions, or by termination or revocation of a trust or similar arrangement or by a distribution from a trust or similar arrangement if such trust or similar arrangement was created, and such termination, revocation or distribution occurred or was effected, in good faith and not for the purpose of circumventing the Class B Protection Provisions, or by reason of the ability of a secured party (following a default) to exercise voting rights with respect to, or to dispose of, shares that had been pledged in good faith as security for a bona fide loan, or by foreclosure of a bona fide pledge which secures a bona fide loan;

                  (iii)  shares acquired upon issuance or sale by the Company;

                  (iv) shares acquired by operation of law (including a merger or consolidation effected for the purpose of recapitalizing such Person or reincorporating such Person in another jurisdiction but excluding a merger or consolidation effected for the purpose of acquiring another Person);

                  (v) shares acquired in exchange for Common Stock by a holder of Common Stock (or by a parent, lineal descendant or donee of such holder of Common Stock who received such Common Stock from such holder) if the Common Stock so exchanged was acquired by such holder directly from the Company as a dividend on shares of Class A Common Stock;
                  (vi) shares acquired by a plan of the Company  qualified under
         Section 401(a) of the Internal Revenue Code of 1986, as amended, or any successor provision thereto, or acquired by reason of a distribution from such a plan;

                  (vii) shares beneficially owned by a Person or group immediately after the Effective Time which are thereafter acquired by an Affiliate of such Person or group (or by the members of the immediate family (or trusts for the benefit thereof) or any such Person or Affiliate) or by a group which includes such Person or group or any such Affiliate; and

                  (viii) shares acquired indirectly through the acquisition of securities, or all or substantially all of the assets, of a Person that has a class of its equity securities registered under Section 12 (or any successor provision) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

Notwithstanding anything to the contrary contained in this 6.1.4, no Person (and no group including such Person) shall be deemed to have acquired after the Effective Time beneficial ownership of any shares of Class A Common Stock owned by any other Person solely by reason of such Person being or becoming an officer, director, executive, trustee, executor, custodian, guardian, and/or other similar fiduciary or employee of or for such other Person under circumstances not intended to circumvent the provisions of this Section 6.1.4.

     (h) In connection with subparagraphs (a) through (d) and (f) above, for purposes of calculating the number of shares of Common Stock beneficially owned or acquired by an Person of group:

                    (i) shares of Common Stock acquired by gift shall be deemed to be beneficially owned by such Person or member of a group if such gift was made in good faith and not for the purpose of circumventing the operations of this Section 6.1.4; and

                    (ii) only shares of Common Stock owned of record by such Person or member of a group or held by others as nominees of such Person or member of a group and identified as such to the Company shall be deemed to be beneficially owned by such Person or group (provided that shares of Common Stock with respect to which such Person or member of a group has sole investment and voting power shall be deemed to be beneficially owned thereby).

                  (i) All calculations with respect to percentage beneficial ownership of issued and outstanding shares of either class of Common Shares shall be based upon the number of issued and outstanding shares reported by the Company on the last to be filed of (i) the Company's most recent Annual Report on Form 10-K, (ii) its most recent Quarterly Report on Form 10-Q, (iii) its most recent Current Report on Form 8-K, and (iv) its most recent definitive proxy statement filed with the Securities and Exchange Commission.

                  (j) For  purposes of this  Section  6.1.4,  the term  "Person"
means any individual, partnership, joint venture, limited liability company, corporation, association, trust, incorporated organization, government or governmental department or agency or any other entity (other than the Company). Subject to subparagraphs (g) and (h) above, "beneficial ownership" shall be determined pursuant to Rule 13d-3 (as in effect of February 1, 1996) promulgated under the 1934 Act, and the formation of existence of a "group" shall be determined pursuant to Rule 13d-5(b) (as in effect on May 1, 1998) promulgated under the 1934 Act, in each case subject to the following additional qualifications:

                    (i) relationships by blood or marriage between or among any Persons will not constitute any of such Persons as a member or a group with any such other Person(s), absent affirmative attributes of concerted action; and

                    (ii) any Person acting in his official capacity as a director or officer of the Company shall not be deemed to beneficially own shares where such ownership exists solely by virtue of such Person's status as a trustee (or similar position) with respect to shares held by plans or trusts for the general benefit of employees or former employees of the Company, and actions taken or agreed to be taken by a Person in such Person's official capacity as an officer or director of the Company will not cause such Person to become a member of a group with any other Person.

For purposes of this Section 6.1.4, an "Affiliate" of any Person means any other Person directly or indirectly controlling of controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" when used with respect to any specified Person means the possession of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing. For purposes of this Section 6.1.4, "4% Shareholder" means any Person that, alone or together with any Affiliate, or any member of the immediate family (or trusts for the benefit thereof) of any such Person or Affiliate, immediately after the Effective Time beneficially owns at least 4% of the aggregate number of shares of Class A Common Stock and Class B Common Stock then outstanding.

     6.1.5. Merger and Consolidation. In the event of a merger or consolidation of the Company with or into another entity (whether or not the Company is the surviving entity), the holders of Class B Common Stock shall be entitled to receive the same amount and form of consideration per share as the per-share consideration, if any, received by any holder of the Class A Common Stock in such merger or consolidation.

     6.1.6. Subdivision of Shares. If the Company shall in any manner split, subdivide or combine the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other such class of Common Stock shall be proportionally split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the other class of Common Stock have been split, subdivided or combined.

     6.1.7. Power to Sell and Purchase Shares. The Board of Directors shall have the power to cause the Company to issue and sell all or any part of any class of stock herein or hereafter authorized to such persons, firms, associations or corporations, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. The Board of Directors shall have the power to cause the Company to purchase, out of funds legally available therefor, any class of stock herein or hereafter authorized from such persons, firms, associations or corporations, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

     6.1.8. Increase or Decrease in Number of Shares. The number of authorized shares of Class B Common Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of the Class A Common Stock.

     6.2. Preferred Stock. The Board of Directors shall have the power by resolution to (i) provideEfor the issuance of shares of Preferred Stock in series, (ii) determine the number of shares in any such series and (iii) fix the designations, preferences, qualifications, limitations, restrictions, and special or relative rights of the Preferred Stock or any series thereof.

     6.3 Reclassification. Upon this Certificate of Amendment of Restated Certificate of Incorporation, as amended, becoming effective pursuant to the New Jersey Business Corporation Act (the "Effective Time"), and without any further action on the part of the Company or its shareholders, each share of the Company's Common Stock then issued (including shares held in the treasury of the Company) (the "Existing Common Stock"), shall be automatically converted onto and reclassified as (i) one-half (1/2) of a fully paid and non-assessable share of Class A Common Stock, and (ii) one-half (1/2) of a fully paid and non-assessable share of Class B Common Stock. Any stock certificate that, immediately prior to the Effective Time, represents shares of Existing Common Stock, will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Class A Common Stock and Class B Common Stock equal, in each case, to the product obtained by multiplying (a) the number of shares of Common Stock represented by such certificate prior to the Effective Time by (b) one-half (1/2); provided, however, that no fractional shares of Common Stock shall be issued to any holder of the Existing Common Stock or reflected on the transfer records of the Company (based upon the number of shares owned by such holder regardless of the number of certificates issued to such holder) by reason of the reclassification provided for herein. As soon as practicable after the Effective Time, the Company's transfer agent shall mail a letter of transmittal to each record holder who would be entitled to receive a half share of Common Stock. In lieu of issuing half shares, the Company shall pay to each holder of such a half share, upon delivery of a properly executed letter of transmittal accompanied by a stock certificate, an amount in cash equal to the greater of (i) the average closing price per share of the Common Stock on the National Association of Securities Dealers, Inc. Automated Quotation System National Market System for the fifteen trading days immediately preceding the date on which the Effective Time occurs and (ii) the closing price per share of Common Stock on the National Association of Securities Dealers, Inc. Automated Quotation System National Market System on the trading day immediately preceding the Effective Time occurs.

ARTICLE X OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, WHICH DESCRIBED THE VOTING RIGHTS OF THE EXISTING COMMON STOCK, WILL BE DELETED IN ITS ENTIRETY.

                                                                 EXHIBIT B


                [Letterhead of Wharton Valuation Services, Inc.]



June ___, 1998


Board of Directors
Bel Fuse Inc.
198 Van Vorst Street
Jersey City, New Jersey  07302

Dear Sirs:

You have asked us to advise you with respect to the effect of the proposal (the "Recapitalization Proposal") to adopt a proposed charter amendment (the "Amendment") that would, among other things, (i) authorize a new voting Class A Common Stock, par value $.10 per share (the "Voting Common Stock"), and a new non-voting Class B Common Stock, par value $.10 per share (the "Non-Voting Common Stock" and, together with the Voting Common Stock, the "Common Equity"), and (ii) reclassify each share of the Company's issued Common Stock, par value $.10 per share, as one-half share of Class A Common Stock and one-half share of Class B Common Stock, on (a) the market value and the relationship between the volume of trading and changes in the market price (the "Liquidity") of the Common Equity of the Company, (b) the ability of the Company to issue shares of Common Equity or securities convertible into Common Equity ("Equity Market
Access") and (c) the relative per share trading prices of the Voting Common Stock and the Non-voting Common Stock. The terms of the Voting Common Stock, the Non-voting Common Stock (including the dividend preference accorded the Non-voting Common Stock) and the Recapitalization Proposal are as set forth in the Company's Proxy Statement dated ____________, 1998, a draft of which has been provided to us. We understand that, prior to implementation of the Recapitalization Proposal, the Existing Common Stock will be the only class of common stock outstanding and that, immediately after implementation of the Recapitalization Proposal, the Voting Common Stock and the Non-voting Common Stock will be the only classes of Common Equity then outstanding. We assume that following implementation of the Recapitalization Proposal both the Voting Common Stock and the Non-voting Common Stock will be eligible for and will be listed on the National Association of Securities Dealers, Inc. Automated Quotation System National Market System.

In arriving at our opinion, we have reviewed certain publicly available financial, market and trading information relating to the Company, as well as certain other information provided to us by the Company. We have considered the terms of the proposed Class A and Class B Common Stock as set forth in the Proxy Statement. We have also considered such other information, financial studies, analyses, investigations and financial, economic, market and trading criteria as we deemed relevant.

We have assumed and relied upon the accuracy and completeness of the information reviewed by us for purposes of this opinion and we have not assumed any responsibility for independent verification of such information (including the information contained in the Proxy Statement) or for any independent evaluation or appraisal of the assets of the Company. Our opinion is necessarily based upon business, market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter and does not address the Company's underlying business decision to effect the Recapitalization Proposal or constitute a recommendation to any holder of Existing Common Stock as to how such holder should vote with respect to the Recapitalization Proposal.

We do not express any opinion, other than as set forth in the final paragraph of this letter, as to what the Market Value, the Liquidity or the Relative Trading Prices of the Voting Common Stock and the Non-voting Common Stock will be when such stock is issued to the shareholders of the Company pursuant to the Recapitalization Proposal. Any analysis of the future market value, liquidity or relative trading prices of securities is only an approximation, subject to uncertainties and contingencies all of which are difficult to predict and beyond the control of the firm preparing such analysis. Because of the length of time that may elapse between the announcement of the Recapitalization Proposal and implementation of the Recapitalization Proposal, the Market Value and the Liquidity of the Common Equity will be affected by, among other factors, changes in the financial condition of the Company, changes in the industry in which the Company operates, changes in the regulatory environment and changes in general market and economic conditions. Accordingly, our opinion with respect to changes in the Market Value and Liquidity and with respect to Relative Trading Prices of the Common Equity excludes the impact of all such factors. The Market Value of the Common Equity could also be affected upon announcement of the Recapitalization Proposal by a change in perception by some investors as to the future plans of the Company, including plans with respect to the future issuance of Common Equity. Such a change in perception may have a short-term negative effect on the Market Value of the Existing Common Stock or the Common Equity. Consequently, our opinion as to the Market Value of the Common Equity relates to such value after the market has had a reasonable opportunity to understand and evaluate the Recapitalization Proposal. In addition, because of the large aggregate amount of Non-voting Common Stock being issued to the shareholders of the Company and other factors, such securities may trade initially at market prices below those at which they would trade following the commencement of normal trading after implementation of the Recapitalization Proposal.

It is understood that this letter is for the information of the Board of Directors only and is not to be quoted, summarized or referred to, in whole or in part, in any registration statement or prospectus, in any other proxy statement or in any other document used to solicit consents or in connection with the offering or sale of securities, nor shall this letter be used for any other purposes without our prior written consent, except that we specifically consent to the use of this letter in the Proxy Statement.

We are acting as financial advisor to the Company with respect to the Recapitalization Proposal and will receive a fee from the Company for our services, including the rendering of this opinion.

Based upon and subject to the foregoing, as of the date hereof, it is our opinion that, following the commencement of normal trading after implementation of the Recapitalization Proposal, (i) the Recapitalization Proposal will not have a material adverse effect on the Market Value or the Liquidity of the Common Equity outstanding as compared with the market value and liquidity of the Existing Common Stock outstanding immediately prior to the announcement of the Recapitalization Proposal, (ii) the Recapitalization Proposal will not have a material adverse effect on Equity Market Access of the Company, and (iii) the Voting Common Stock and Non-voting Common Stock will trade at approximately equal per-share prices.

                                Very truly yours,



                                WHARTON VALUATION SERVICES, INC.

                                  BEL FUSE INC.

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS,
                                 ________, 1998


     The undersigned hereby appoints Howard B. Bernstein, Robert H. Simandl and Daniel Bernstein, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the annual meeting of the shareholders of the Company to be held on __________, 1998, and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

     1. Election of the Board's nominees for Director. (The Board of Directors recommends a vote "FOR".)

FOR the nominees listed below (except as marked to the contrary below)   [ ]

WITHHOLD AUTHORITY to vote for the nominees listed below                 [ ]

        Nominees:  Daniel Bernstein, Peter Gilbert and John S. Johnson

     INSTRUCTION:  To  withhold  authority  to vote for any  individual  nominee
listed  above,   write  the  nominee's  name  in  the  space   provided   below.
--------------------------------------------------------------------------

     2. Proposal to amend the Company's Stock Option Plan to increase the number of shares authorized for issuance under such Plan by 500,000 shares

      FOR       [ ]          AGAINST        [ ]             ABSTAIN       [ ]

     3.  Proposal  to  amend  the  Company's  Certificate  of  Incorporation  to
authorize  a  new  class  of   non-voting   Common   Stock  and  to  effect  the
Recapitalization described in the accompanying Proxy Statement.

      FOR       [ ]          AGAINST        [ ]             ABSTAIN       [ ]

     4. Upon all such other matters as may properly come before the meeting and/or any adjournment or adjournments thereof, as they in their discretion may determine. The Board of Directors is not aware of any such other matters.


UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED FOR EACH OF THE BOARD'S NOMINEES AND FOR EACH OF PROPOSAL TWO AND PROPOSAL THREE.

                                      Dated:  _______________________, 1998

                                      Signed_____________________________

                                      -----------------------------------


                                     Please    sign  this proxy  and  return  it
                                     promptly  whether or not  you   expect   to
                                     attend the meeting. You may nevertheless vote in person if you attend.

                                     Please sign  exactly as your  name  appears
                                     hereon.   Give  full title if  an Attorney,
                                     Executor, Administrator, Trustee, Guardian, etc.

                                     For an account in the name  of two or more
                                     persons,  each should sign,  or   if   one
                                     signs, he   should attach  evidence  of his
                                     authority.

                           APPENDIX TO PROXY STATEMENT


                         BEL FUSE INC. STOCK OPTION PLAN
                 (As Amended and Restated Through June 1, 1998)


     Section 1. NAME. The Plan set forth herein shall be known as the "BEL FUSE INC. STOCK OPTION PLAN", and is referred to herein as the "Plan".

     Section 2. PURPOSE. The purpose of the Plan is to attract qualified personnel to accept positions of responsibility with Bel Fuse Inc. (the "Company") or its subsidiaries, to provide incentives for personnel to remain in the employ of the Company and its subsidiaries and to induce personnel to maximize the Company's performance during the terms of their options.

     Section 3. STOCK SUBJECT TO THE PLAN. There shall be reserved for use upon the exercise of the options granted from time to time under the Plan (hereinafter referred to as "Options") an aggregate of 1,200,000 shares of the capital stock (hereinafter referred to as "Stock") of the Company, subject to adjustment as provided in Section 6 hereof.

     Upon the effectuation of the reclassification described in the Company's definitive proxy materials pertaining to its 1998 Annual Meeting of Shareholders (the "Recapitalization"), each Option outstanding prior to the effectiveness of the Recapitalization will be adjusted to become an Option to acquire one-half share of Class A Common Stock and one-half share of Class B Common Stock for each share of the Company's Common Stock existing prior to the Recapitalization (the "Existing Common Stock") previously subject to such Option. The exercise price of each such Option will be unaffected. Options granted under the Plan subsequent to the effectiveness of the Recapitalization may, in the discretion of the Board of Directors, relate solely to shares of Class A Common Stock or to shares of Class B Common Stock, or to a combination of shares of Class A Common Stock and Class B Common Stock. If the Recapitalization is not effectuated, the "Stock" shall mean the Existing Common Stock. The Board of Directors shall determine from time to time whether all or part of such shares shall be authorized but unissued shares of Stock or previously issued shares of Stock which have been reacquired by the Company and which are held in its treasury.

     Section 4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Compensation Committee of the Board of Directors, which committee (the "Committee") shall consist solely of members of the Board (at least two in number) who have not, during the twelve months preceding their election to such Committee, been granted any Options under the Plan or granted or awarded any equity securities pursuant to any other plan of the Company or its affiliates. Subject to the provisions of the Plan, the Committee shall have full discretion:

          (a) to designate the employees of the Company and its subsidiaries to whom Options shall be granted, whether individual optionees shall be granted Incentive Stock Options or Nonqualified Stock Options (as defined below), the number of shares to be covered by each of the Options and, if the Recapitalization is implemented, whether those shares will be shares of Class A Common Stock or Class B Common Stock or a combination of shares of Class A Common Stock and Class B Common Stock, the term of each such Option, the exercise price of Options granted hereunder (subject to the provisions of the Plan) and the time or times at which Options shall be granted;

          (b) to interpret the Plan; and

          (c) to prescribe, amend and rescind rules and regulations relating to the Plan.

     The Plan shall be so administered as to qualify the Options granted under it and designated as Incentive Stock Options as "incentive stock options" under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     Section 5. EMPLOYEES ELIGIBLE. Employees eligible to receive Options under the Plan shall be selected by the Committee from among the key employees of the Company and its subsidiaries. Non-employee directors and members of the Committee shall be ineligible to receive Options under the Plan.

     Section 6. CHANGES IN CAPITAL STRUCTURE. Subject to the provisions of Sections 18 and 25, in the event that the outstanding shares of capital stock of the Company are hereafter increased or decreased, or changed into or exchanged for a different number or kind of shares or other securities of the Company, or of any other corporation, by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustments shall be made by the Committee to the number and kind of shares or other securities reserved for issuance under the Plan upon the grant and exercise of Options. In addition, the Board of Directors shall make appropriate adjustments to the Option price and number and kind of shares subject to outstanding Options. Any such adjustment made by the Committee shall be conclusive and binding on all participants. If the Recapitalization is effectuated, outstanding Options shall be adjusted as set forth in Section 3 hereof.

     Section 7. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of any Option nor shall any fractional shares be taken into account for the adjustment provided in Section 6 hereof. Any rights to fractional shares accruing by reason of the provisions of Section 6 hereof and remaining after all of the whole shares covered by any Option have been acquired by exercise, shall be satisfied by the payment to such optionee of an amount equal to the fair market value of such fractional shares, determined by comparison with the fair market value of a whole share on the date of the exercise of such Option as to the last of such whole shares covered thereby.

     Section 8. TEN YEAR LIMITATION. Notwithstanding any other provision of the Plan, no Option may be granted pursuant to the Plan on or after April 29, 2002.

     Section 9. INCENTIVE STOCK OPTIONS. The following provisions shall apply solely with respect to Options which are designated by the Committee as "Incentive Stock Options" at the time of the grant:

          (a) Option Price. The price at which shares of Stock shall be purchased upon exercise of an Incentive Stock Option shall not be less than the "fair market value" (as defined below) of such shares on the grant date, except that if on the grant date an optionee owns capital stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or of the Company's parent (if any) or subsidiary corporations, then the price at which shares of Stock shall be purchased upon exercise of an Incentive Stock Option granted to such optionee shall not be less than 110% of the fair market value of such shares on the grant date.

          (b) Expiration. Except as otherwise provided in Sections 9(c) and 15 hereof, each Incentive Stock Option granted hereunder shall cease to be exercisable ten years after the date on which it is granted.

          (c) Limited Term. Notwithstanding Section 9(b) hereof, any Incentive Stock Option granted to a person who, at the time the Option is granted, owns capital stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or its parent (if any) or subsidiary corporation, shall cease to be exercisable five years after the date that such Option is granted.

          (d) $100,000 Limitation. The fair market value (determined at the time that the Incentive Stock Option is granted) of Stock with respect to which Incentive Stock Options are exercisable for the first time by any person during any calendar year (under this Plan and all other plans of the Company and its parent or subsidiary corporations) cannot be greater than $100,000.

     Section 10. NONQUALIFIED STOCK OPTIONS. The following provisions shall apply with respect to Options which are designated by the Committee as "Nonqualified Stock Options" at the time of grant:

          (a) Option Price. The price at which shares of Stock shall be purchased upon exercise of a Nonqualified Stock Option shall be not less than the "fair market value" (as defined below) of such shares on the grant date.

          (b) Expiration. Except as otherwise provided in Section 15 hereof, each Nonqualified Stock Option granted hereunder shall cease to be exercisable ten years after the date on which it is granted.

          (c) Designation. Any Option which is not designated by the Committee as an Incentive Stock Option shall be deemed to be a Nonqualified Stock Option.

     Section 11. FAIR MARKET VALUE. If on the date an Option is granted the Stock is listed on a stock exchange or is quoted on the automated quotation system of NASDAQ, then "fair market value" shall mean the closing sale price (of if such price is unavailable, the average of the high bid price and the low asked price) on such date, but if there were no sales on such date or if the Stock is neither listed on a stock exchange nor quoted on the automated quotation system of NASDAQ, then "fair market value" shall be determined in good faith by the Board of Directors in accordance with generally accepted valuation principles and such other factors as the Board of Directors deems relevant.

     Section 12. TRANSFERABILITY. Every Option granted pursuant to the Plan shall, by its terms, not be transferable by the employee to whom granted otherwise than by will or by laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or the rules thereunder, in which event the terms of this Plan, including all restrictions and limitations set forth herein, shall continue to apply to the transferee.

     Section 13. METHOD OF EXERCISE. Any optionee may exercise his or her Option from time to time by giving written notice thereof to the Company at its principal office. The date of such exercise shall be the date on which the Company receives such notice. Such notice shall state the number of shares to be purchased.

     Section 14. RATE OF EXERCISE. Subject to the last sentence of this Section, any Option granted pursuant to the Plan shall, unless otherwise specified by the Committee at the time of grant, be exercisable in accordance with the length of time held since the date of grant as set forth in the table below. During the time specified in the left hand column of the table below, the holder of the Option may exercise the Option as to the number of shares which when added to all shares as to which the Option has previously been exercised does not exceed the percentage of all shares included in the Option specified in the right hand column of the table below.

                                                         Maximum percentage of
                                                          all shares included
                                                           in Option which
                                                           may be purchased
                                                          pursuant to Option
                           During

Twelve month period commencing one year after grant date........            25%

Twelve month period commencing two years after grant date.......            50%

Twelve month period commencing three years after grant date.....            75%

After end of fourth year from grant date and until
  termination date of option....................................           100%

     The Committee shall from time to time have the right, but shall not be obligated, to modify the foregoing limitations on the rate of exercise of any particular Option or Options in its sole discretion so as to permit an Option or Options to be exercised in whole or in part earlier or later than the time specified in this Section 14.

     Section 15. CONTINGENT ON CONTINUED EMPLOYMENT.

          (a) If any optionee shall cease to be an employee of the Company or any subsidiary because of termination by the Company or such subsidiary without cause, the Option shall automatically lapse one month after the date on which such employment shall terminate, but in any event not later than the date on which such Option would terminate pursuant to Sections 9(b), 9(c), or 10(b) hereof. If any optionee shall cease to be an employee of the Company or any subsidiary because of voluntary termination at the election of the optionee or termination for cause by the Company or such subsidiary, all Options shall lapse on the date of termination.

          (b) If any optionee shall die or become disabled at a time when his Option is, but for such death or disability, exercisable, such option may be exercised by such optionee or his legal representative, to the extent exercisable at the date of death or disability, during the six-month period following the date of such death or disability, but in any event not later than the date on which such Option would terminate pursuant to Sections 9(b), 9(c), or 10(b) hereof. In addition, in the case of such death or disability, the Board of Directors shall have discretion to extend the period for the exercising of such Option for a period not exceeding six additional months and the decision of the Board of Directors with respect thereto shall be conclusive.

          (c) No exercise permitted by this Section 15 shall entitle an optionee or his personal representative, executor or administrator to exercise any portion of any Option beyond the extent to which such Option is exercisable pursuant to Section 14 hereof on the date such optionee's employment with the Company terminates.

     Section 16. CLOSING; PAYMENT FOR SHARES. The closing with respect to any sale of shares pursuant to the Plan shall be at the principal office of the Company on the tenth day following the date of exercise. Payment for the full purchase price shall be made by the optionee by delivery of the following: (A) a certified or bank cashier's check made payable to the Company and/or (B) transfer to the Company of Stock of the Company having a fair market value (as determined by the Board of Directors) on the date of exercise equal to the excess of (i) the purchase price for the shares purchased over (ii) the amount of the certified or bank cashier's check delivered in payment. In addition, the optionee shall deliver the investment letter referred to in Section 17 and the Company shall issue the shares with respect to which such Option was exercised.

     Section 17. INVESTMENT LETTER. RESTRICTIVE LEGEND. Any person exercising an Option pursuant to the Plan may be required to submit a letter to the Company as a condition precedent to receiving the shares subject to such Option, stating that the shares are purchased for investment and not with a view to the distribution thereof. If required by the Committee, all shares of Stock issued pursuant to the Plan shall bear a restrictive legend summarizing the restrictions on transferability applicable thereto.

     Section 18. TERMINATION OR AMENDMENT. The Board of Directors of the Company may at any time terminate or amend the Plan or any Option granted pursuant to the Plan except that no such termination or amendment shall deprive any optionee of any right to exercise any Option granted under the Plan once such Option has become exercisable or deprive any optionee of any right then accrued by reason of exercise of an Option.

     Section 19. FORM OF OPTION. Company counsel shall prepare a form of Option consistent with the provisions of the Plan and shall submit it to the Company for approval.

     Section 20. NO EMPLOYMENT RIGHT. Nothing in the Plan shall be deemed to give any employee any right to employment nor shall it be deemed to give any employee any other right not specifically and expressly provided in the Plan.

     Section 21. PORTION OF OPTION EXERCISED. An optionee may exercise less than the entire portion of the Option then exercisable pursuant to the Plan, but only in multiples of fifty shares.

     Section 22. RESTRICTION ON ISSUANCE OF SHARES. The Company shall not be obligated to sell or issue any shares pursuant to this Plan unless such shares on the closing date specified in the Plan or Option shall be (A) listed for trading on any national securities exchange on which the Stock of the Company is then listed and (B) either registered under the Securities Act of 1933, as amended, and all applicable state securities laws, or exempt from registration thereunder in the opinion of counsel to the Company.

     Section 23. RIGHTS AS A SHAREHOLDER. The optionee shall have no rights as a shareholder with respect to any shares covered by this Option until the date of issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends or other rights accruing prior to the date such stock certificate is issued, except as provided in Section 6 hereof.

     Section 24. SUNDAY OR HOLIDAY. In the event that the time for the performance of any action or the giving of any notice is called for under the Plan within a period of time which ends or falls on a Sunday or legal holiday, such period shall be deemed to end or fall on the next date following such Sunday or legal holiday which is not a Sunday or legal holiday.

     Section 25. MANDATORY EXERCISE. In the event that the Company should adopt a plan of reorganization pursuant to which it shall merge with, consolidate with, or sell its assets to, any other corporation, of if the Company should adopt a plan of complete liquidation, the Company may give an optionee written notice in accordance with Section 18 terminating the Plan and any Option granted pursuant to the Plan and requiring such optionee either (A) to exercise within thirty days after receipt of the notice such Option to the fullest extent exercisable at the end of that thirty day period or (B) to surrender such Option or any unexercised portion thereof. Any portion of such Option which shall not have been exercised in accordance with the provisions of this Plan by the end of such thirty day period shall automatically lapse irrevocably and the optionee shall have no further rights thereunder.

     Section 26. TAX WITHHOLDING. The Company, as and when appropriate, shall have the right to require each optionee purchasing or receiving shares of Stock under the Plan to pay any federal, state, or local taxes required by law to be withheld.

     Section 27. INTERPRETATION OF PLAN. This Plan shall be interpreted in a manner which is consistent with the Company's intention that all Incentive Stock Options granted pursuant to the Plan shall constitute "incentive stock options" within the meaning of Section 422 of the Code.